UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN MEDICAL ALERT CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMERICAN MEDICAL ALERT CORP.
3265 LAWSON BOULEVARD
OCEANSIDE, NEW YORK  11572

July 1, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of American Medical Alert Corp., a New York corporation (the “Company”), to be held on Thursday, August 5, 2010, commencing at 10:30 a.m. Eastern Daylight Time at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174.  The matters to be acted upon at the meeting are set forth and described in the Notice of Annual Meeting and Proxy Statement, which accompany this letter.  Please read these documents carefully.

We hope that you plan to attend the meeting.  However, if you are not able to join us, we urge you to exercise your right as a shareholder and vote.  Please promptly mark, date, sign and return the enclosed proxy card in the accompanying postage prepaid envelope. Even if you have voted by proxy, you may, of course, still attend the meeting, and still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Sincerely,

HOWARD M. SIEGEL
Chairman of the Board of Directors

***IMPORTANT CHANGE TO VOTING RULES***

Due to changes to New York Stock Exchange voting rules, your broker can no longer vote your shares for the election of directors absent instructions from you.  If you do not provide voting instructions, the Company will face additional solicitation costs and your shares will not be voted or counted on several important matters.  Please vote today using the enclosed proxy card or the other means described in the proxy statement.

AMERICAN MEDICAL ALERT CORP.
3265 LAWSON BOULEVARD
OCEANSIDE, NEW YORK  11572

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 5, 2010

To the Shareholders:

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders (the “Meeting”) of American Medical Alert Corp. (the “Company”) will be held on Thursday, August 5, 2010, commencing at 10:30 a.m. Eastern Daylight Time at Moses & Singer LLP, 405 Lexington Avenue, 12th  Floor, New York, New York 10174 to consider and act upon the following matters:

•	The election of seven directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified;

•	The adoption of the American Medical Alert Corp. 2010 Equity Incentive Plan;

•	The ratification of the appointment of Margolin, Winer & Evens LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010; and

•
The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting.

Information regarding the matters to be acted upon at the Meeting is contained in the accompanying proxy statement.  The close of business on June 18, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

RICHARD RALLO
Secretary
Oceanside, New York

July 1, 2010

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on August 5, 2010

This Proxy Statement and our 2009 Annual Report are available and can be accessed directly at the following Internet address: http://www.cstproxy.com/amac/2010.

PLEASE SIGN, MARK, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE. THIS ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

AMERICAN MEDICAL ALERT CORP.
3265 LAWSON BOULEVARD
OCEANSIDE, NEW YORK  11572

PROXY STATEMENT

The Board of Directors of American Medical Alert Corp., a New York corporation (the “Company” or “AMAC”) is providing the enclosed proxy materials to you in connection with its solicitation of proxies to be voted at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournment, postponement or continuation of the Annual Meeting.  The Annual Meeting will be held at 10:30 a.m. on Thursday, August 5, 2010, at the offices of Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder at the close of business on June 18, 2010, the record date, and are entitled to vote at the meeting.  When AMAC asks for your proxy, it must provide you with a proxy statement that contains certain information specified by law.  The proxy statement generally summarizes the information you need to know to vote at the Annual Meeting.

This proxy statement and 2009 Annual Report (the “Proxy Material”), along with either a proxy card or a voting instruction card, are being mailed beginning July 1, 2010 to all shareholders of record at the close of business on June 18, 2010.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with AMAC’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “shareholder of record.”  The Proxy Material and proxy card have been sent directly to you by AMAC.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name.  The Proxy Material has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

What am I voting on?

1.  Election of seven directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified: Howard M. Siegel, Jack Rhian, Frederic S. Siegel, John S.T. Gallagher, Ronald Levin, Yacov Shamash and Gregory Fortunoff;

2.  The adoption of the American Medical Alert Corp. 2010 Equity Incentive Plan; and

3.  The ratification of the appointment of Margolin, Winer & Evens LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

The Board of Directors recommends a vote FOR each of the nominees to the Board of Directors, FOR the adoption of the American Medical Alert Corp. 2010 Equity Incentive Plan, and FOR the ratification of the appointment of Margolin, Winer & Evens LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

How do I vote?

You may vote using any of the following methods:

•
Proxy card or voting instruction card.    Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote FOR each of the nominees to the Board of Directors, FOR the adoption of the American Medical Alert Corp. 2010 Equity Incentive Plan, and FOR the ratification of the appointment of Margolin, Winer & Evens LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

•
By telephone or the Internet (for beneficial owners only).  Beneficial owners may be able to vote using telephone and Internet voting, depending on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

•
In person at the Meeting.  All shareholders may vote in person at the Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Meeting by:

•	sending written notice of revocation to the Corporate Secretary of the Company;

•	submitting a revised proxy after the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

What constitutes a quorum?

As of the record date, 9,557,870 shares of AMAC’s common stock were issued and outstanding.  A majority of the total shares of AMAC’s common stock issued and outstanding and entitled to vote, constitutes a quorum for the purpose of adopting proposals at the Meeting.  If you submit a properly executed proxy, then you will be considered part of the quorum.

Under the rules of the New York Stock Exchange, if you are a beneficial owner of shares and you do not provide your voting instructions to your broker, bank or nominee, that firm has discretion to vote your shares for certain routine matters.  The ratification of the appointment of our independent auditor (Proposal No. 3), is a routine matter.  On the other hand, your broker, bank or nominee does not have discretion to vote your shares for non-routine matters.  The election of directors (Proposal No. 1) and the approval of the 2010 Equity Incentive Plan (Proposal No. 2) are non-routine matters and your broker, bank or nominee may not vote on those items absent your instructions.  When a broker, bank or nominee votes a beneficial owner’s shares on some but not all of the proposals, because it is unable to vote due to the beneficial owner’s failure to provide voting instructions on a matter as to which the broker, bank or nominee has no discretion to vote otherwise, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the Annual Meeting so long as there is at least one routine matter that they can vote on, as is the case with the Annual Meeting, but are not counted as votes “cast” on the non-routine items.

In addition, votes withheld in the election of directors, and abstentions, on any matter, are included in determining the presence of a quorum.

What is the voting requirement to elect the directors and to approve each of the proposals?

In the election of directors, each director nominee receiving a plurality of the votes cast at the Annual Meeting will be elected.  Votes withheld in the election of directors and abstentions or broker non-votes, if any, will not be counted towards the election of any person as a director.

The proposals to approve the 2010 Equity Incentive Plan and to ratify the appointment of Margolin, Winer & Evens LLP as the Company’s independent auditors require the affirmative vote of a majority of the votes cast for approval.  If you are present or represented by proxy at the Meeting and you abstain, your abstention, as well as broker non-votes, are not counted as votes “cast” on these specified matters.

If you hold your shares through a broker, bank or nominee, the Securities and Exchange Commission has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled.

Your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the voting instruction card or following the instructions provided to you to vote your shares via telephone or the Internet.  In the past, if you did not transmit your voting instructions before the meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine, although your broker has not been permitted, for many years, to vote on your behalf on the adoption of equity compensation plans such as the 2010 Equity Incentive Plan.  For your vote to be counted on the election of directors, you now will need to communicate your voting decisions to your broker, bank or nominee before the date of the shareholder meeting, in the same manner as has been the case with respect to the adoption of equity compensation plans such as the 2010 Equity Incentive Plan for many years.

If any other matters are properly brought before the Annual Meeting, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, it is the intention of the persons named in the proxy card and voting instruction card to vote on such matters in accordance with their best judgment.  Discretionary authority for them to do so is contained in the proxy card and voting instruction card.  The Annual Meeting may be adjourned from time to time by approval of a majority of votes cast by holders of shares present at the Annual Meeting, whether or not a quorum exists.

Your vote is very important to us. Please review the Proxy Material and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder.

How many votes do I have?

You are entitled to one vote for each share of our common stock that you hold as of the record date.

Do I have the right to cumulate my votes in the election of directors?

Shareholders of AMAC do not have the right to cumulative voting.

Who will count the vote?

A representative of Continental Stock Transfer & Trust Company will tabulate the votes and act as inspector of election.

Where can I find the results of the vote at the Annual Meeting?

The Company intends to disclose the final voting results on Form 8-K within four business days after the Meeting.

Who can attend the Annual Meeting?

All shareholders as of the record date may attend the Annual Meeting but must have valid photo identification and, if you are a beneficial owner (your shares are held through a bank, broker or nominee), you must also provide current evidence of your ownership of shares, which you can obtain from your broker, bank or nominee.

How much did this proxy solicitation cost and who bears this cost?

The expense of this solicitation, including the cost of preparing, assembling and mailing the Proxy Material and proxy cards, will be borne by AMAC.  We have hired Okapi Partners LLC, a proxy solicitation firm, to assist with the solicitation of proxies, for a base fee of $6,250, plus additional service fees and expenses, including charges for completed telephone calls, of up to approximately $8,750.  In addition to the solicitation of proxies by use of the mails, some of the officers and regular employees of AMAC, without extra remuneration, may solicit proxies personally, by telephone, by e-mail or otherwise. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward Proxy Material and proxy cards to beneficial owners, and AMAC will reimburse them for their expenses in forwarding these materials.

How can I obtain the Company’s corporate governance information?

You may go directly to AMAC’s website, at www.amac.com, and look under the “Investor Relations, Corporate Governance” headings, to find the following materials:

•	Audit Committee Charter;

•	Nominating Committee Charter; and

•	Code of Business Conduct & Ethics; and

•	Related Party Transaction Policy.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting, seven people will be elected to the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or their earlier resignation or removal.

If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast by the persons named on the proxy card as proxies for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

The nominees for election to the Board of Directors are set forth below, together with certain biographical information.  Also included below is information about each director’s specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that he should serve as a director of AMAC at the time of filing this proxy statement.

HOWARD M. SIEGEL (age 76) has been the Company's Chairman of the Board of Directors and a director since June 1982.  Mr. Siegel served as the Company’s Chief Executive Officer from June 1982 until December 2006.  From January 2007 through December 2009, Mr. Siegel served as Senior Advisor to the Company and, since January 2010, Mr. Siegel has served as Senior Advisor to the President and Chief Executive Officer.  Mr. Siegel also served as the Company's President from June 1982 through July 2004 and Chief Financial Officer from June 1982 through September 1996.  Having founded the Company in 1981, Mr. Siegel brings knowledge of the Company’s business, structure, history and culture to the Board of Directors and the Chairman position.  Howard M. Siegel is Frederic S. Siegel’s father.

JACK RHIAN (age 55) has served as the Company’s Chief Executive Officer since January 2007.  Mr. Rhian has been a director of the Company since October 2002 and has been the Company’s President since July 2004.  Prior to his appointment as President, Mr. Rhian served as Executive Vice President beginning in August 2002.  Prior to his appointment as Chief Executive Officer, Mr. Rhian served as Chief Operating Officer beginning in January 2000, when he joined the Company.  Beginning upon joining the Company through his promotion to Executive Vice President in August 2002, Mr. Rhian served as Vice President.  From November 1994 until February 1999, he served as Executive Vice President and Chief Operating Officer of Transcare New York, Inc., a medical transportation company.  From March 1988 through November 1994 he served as Chief Operating Officer of Nationwide Ambulance Service.  Previously, Mr. Rhian held senior management positions in companies which deliver healthcare services.  Mr. Rhian holds a Masters degree in Public Administration from New York University. Mr. Rhian joined the Company in early 2000, and has been promoted to positions of increasing responsibility since then, culminating with his appointment as Chief Executive Officer in 2007, bringing deep knowledge of the Company’s business and operations.  Mr. Rhian’s experience in senior management positions at other companies in the healthcare industry enable him to provide the Board of Directors with critical insight into organizational and operational management, business strategy and financial matters.

FREDERIC S. SIEGEL (age 40) has been a director of the Company since September 1998, and the Company’s Executive Vice President since January 2007.  Prior to that Mr. Siegel was the Company’s Senior Vice President – Business Development, and prior to that, beginning in July 1998, he served as Vice President of Sales and Marketing for the Company.  Mr. Siegel joined the Company in April 1994 and has held various sales and marketing positions with the Company.  From October 1991 to October 1994, Mr. Siegel served as a benefits consultant for J.N. Savasta Corp.  Mr. Siegel also serves on the Performance Advisory Committee of Metropolitan Jewish Health System.  Having been at the Company since 1994, and been promoted to positions of increasing responsibility in sales and marketing, Mr. Siegel brings to the Board of Directors first hand knowledge of the marketing challenges and opportunities for the Company’s business.  Frederic S. Siegel is Howard M. Siegel’s son.

RONALD LEVIN (age 76) has been a director of the Company since August 2001.  He has also been the President of Ron Levin Associates, a financial consulting firm, since 1984.  Since 1995, Mr. Levin has been a member of Eye Contact Optical LLC, and since June 2008, Mr. Levin has also been a member of Gaalexa Optics, LLC, each of which is a Cohen’s Fashion Optical franchise.  Mr. Levin served as Executive Vice President of D.A. Campbell Co., an international institutional stock brokerage firm, from 1964 through 1998. Mr. Levin’s experience with analyzing public companies both at brokerage firms and as a financial consultant, enable him to provide the Board of Directors with insight with respect to financial and audit matters.

YACOV SHAMASH, PH.D. (age 60) has been a director of the Company since August 2001. Since 1992, Dr. Shamash has served as Dean of the College of Engineering and Applied Sciences at Stony Brook University. In addition, since 2000, he has served as Vice President for Economic Development at Stony Brook University.  Prior to joining Stony Brook University in 1992, Dr. Shamash served as the Director of the School of Electrical Engineering and Computer Science at Washington State University. He has also held faculty positions at Florida Atlantic University, the University of Pennsylvania and Tel Aviv University. He received his undergraduate and graduate degrees from Imperial College of Science and Technology in London, England. Dr. Shamash has been a member of the Board of Directors of (i) Key Tronic Corporation, a contract manufacturer in the electronic manufacturing services market, since 1989, and (ii) Applied DNA Sciences, Inc., a provider of botanical-DNA based security and authentication solutions, since March 2006.  From January 2004 until March, 2007, Dr. Shamash served as a director of NetSmart Technologies, a software solutions provider to the healthcare market. Having served as Dean at Stony Brook and in faculty positions at other universities, and having supervised Stony Brook’s technology incubators, Dr. Shamash brings to the Board of Directors a unique point of view regarding organizational management and engineering research and applications vital to a company competing in the health care technology and services industry. Dr. Shamash also has valuable experience gained from serving as a director at other public companies.

JOHN S.T. GALLAGHER (age 78) has been a director of the Company since May 2005.  He is currently the Chairman of the Board of Directors of Vanguard Health Care Management, LLC, a provider of hospital-based medical transport solutions, a position he has held since September 2006.  Mr. Gallagher served as the deputy county executive for health and human services in Nassau County, New York from 2002 to 2005.  In January 2002, Mr. Gallagher became co-chairman of the North Shore - Long Island Jewish Heath System Foundation and continues to serve in this position.  Prior to 2002, beginning in 1982, he was a senior executive at North Shore University Hospital and North Shore - Long Island Jewish Health System, having served as executive vice president of North Shore from 1982 until 1992, president from 1992 until 1997 and chief executive officer of the combined hospital system from 1997 until January 2002.  Mr. Gallagher currently serves as a director of Perot Systems Corporation, a worldwide provider of information technology services, a position he has held since May 2001.  Mr. Gallagher also serves as a member of the Board of Directors of Trustees of the United Way of Long Island, a position he has held since February 2009.  From March 2002 until March 2007, Mr. Gallagher served as a director of NetSmart Technologies, a software solutions provider to the healthcare market.  Having served in numerous senior leadership positions at a prestigious hospital, at Vanguard and at a local public health agency, Mr. Gallagher provides a valuable combination of experience at the highest levels of patient care, as well as organizational management skills and public health policy expertise, making him an integral board member of a company in the health care industry.  Mr. Gallagher also has valuable experience gained from serving as a director at other public companies.

GREGORY FORTUNOFF (age 40) has been a director of the Company since April 2006.  Mr. Fortunoff has served as Chief Executive Officer, and has managed the day-to-day operations of, G-2 Trading LLC, a registered broker-dealer, since October 2009. From May 2008 until May 2009, Mr. Fortunoff was a partner with First New York Securities, L.L.C., an equity trading firm, where Mr. Fortunoff was previously employed in the same capacity from December 1993 to August 2004.  Mr. Fortunoff was an equity trader at the Royal Bank of Canada from April 2006 to April 2008 and was a portfolio manager at XMark Funds, a health care hedge fund, from November 2004 to September 2005.  Mr. Fortunoff’s significant experience and skills in investments and trading enable him to bring to the Board of Directors a well-developed financial and business acumen which benefits a public company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors.  The primary mission of the Board of Directors is to represent and protect the interests of the Company’s shareholders.  The Board of Directors has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board of Directors selects and oversees senior management, who are charged by the Board of Directors with conducting the daily business of the Company.

Code of Business Conduct and Ethics

Each of AMAC’s directors and employees, including its Chief Executive Officer and its senior financial and accounting executives, are required to comply with its Code of Business Conduct and Ethics (the “Code”).  The Code sets forth policies covering a broad range of subjects and requires strict adherence to laws and regulations applicable to AMAC’s business.  The Code is available on AMAC’s website at www.amac.com, under the “Investor Relations, Corporate Governance” headings.  A copy of the Code may also be obtained, without charge, by any person upon written request directed to the Corporate Secretary of AMAC c/o American Medical Alert Corp., 3265 Lawson Boulevard, P.O. Box 40, Oceanside, NY 11572.  AMAC will post to its website any amendments to the Code, or waiver from its provisions for principal executive officers or directors, at the same internet address.

Director Independence

In making independence determinations, the Board of Directors observes all criteria for independence established by the SEC and the Nasdaq Stock Market (“NASDAQ”), and considers all relevant facts and circumstances.

The Board of Directors reviewed all relationships between the Company and each director and director nominee and has determined that Messrs. Levin, Shamash, Gallagher and Fortunoff are each “independent” directors under such standards and rules of the SEC, and the additional independence requirements for members of the Audit Committee contemplated by the NASDAQ Listing Standards and by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).  The Board of Directors has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating Committee is independent within the meaning of the NASDAQ Listing Standards and rules of the SEC.  In making these determinations, the Board of Directors considered relationships that exist between the Company and other organizations the directors serve, and that in the ordinary course of business, transactions may occur between the Company and such organizations.

Executive Sessions

The independent directors meet in executive sessions of the Board of Directors, during which only the independent directors participate, at least twice annually.

Considerations for Director Nominees

Pursuant to its charter, the Nominating Committee has established procedures for the selection of nominees for election to the Board of Directors.  If nominations are required for election or re-election by the shareholders or for any Board vacancies that are to be filled by the Board of Directors, the Nominating Committee will identify, screen and review individuals qualified to serve as directors, and then recommend such nominees to the Board of Directors for approval. The Nominating Committee is not required to engage in a full evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating Committee does not intend to recommend the nomination of a sitting director for re-election.  However, the Nominating Committee is required to recommend for election or reelection any nominee for the Board of Directors, irrespective of whether any of the three conditions mentioned in the preceding sentence are present.  The Nominating Committee has recommended to the Board of Directors the nomination of each of the nominees for director included in this proxy statement and such nominees were approved by the Board of Directors pursuant to our Bylaws.

Although the Nominating Committee does not have a standard set of fixed qualifications that is applicable to all directors, under the Nominating Committee’s charter, a nominee to the Board of Directors must have such experience in business or financial matters as would make such nominee an asset to the Board of Directors.  In recommending director candidates, the Nominating Committee will take into consideration such factors as it deems appropriate based on the Company’s current needs.  These factors may include diversity, age, skills such as an understanding of the healthcare industry, decision-making ability, interpersonal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate’s experience and business background, and other Board of Directors members’ experience and business background, as well as the candidate’s ability to devote the required time and effort to serve on the Board of Directors.  The Nominating Committee will also assess each candidate’s ability to satisfy any applicable legal or listing requirements.  The Nominating Committee does not have a formal policy with respect to diversity, but does consider diversity of background, experience and skills that are complementary among the members of the Board of Directors.  After review of candidates, the Nominating Committee will conduct and clear any background checks, and then recommend such nominees to the Board of Directors for approval pursuant to our Bylaws.

The Nominating Committee’s charter provides that the Nominating Committee will consider for nomination candidates recommended by shareholders entitled to vote if the shareholders comply with the following requirements, as well as the requirements set forth in Article II, Section 14 of the Company’s Bylaws (filed as Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007).  If a shareholder wishes to recommend a candidate to the Nominating Committee for consideration as a Board of Directors’ nominee, such shareholder must submit in writing to the Nominating Committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, any other information relating to the recommended candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the proxy rules of the SEC, and a written consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve.  This information must be delivered to the Nominating Committee c/o AMAC’s Corporate Secretary at the Company’s address and must be received in a timely manner as specified in our Bylaws (these notice and other procedural requirements are not applicable to persons nominated by or at the direction of the Board of Directors).  The timing requirements with respect to next year’s annual meeting of shareholders are described in the section of this proxy statement entitled “Shareholder Proposals.”  The Nominating Committee may request further information if it determines a recommended candidate may be an appropriate nominee.

Board Leadership Structure

AMAC currently has separate individuals serving in the roles of Chairman of the Board of Directors and Chief Executive Officer in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for the day-to-day leadership of AMAC while the Chairman of the Board of Directors presides over meetings of the full Board of Directors in which the strategic direction for AMAC is determined.

Board’s Role in Oversight of Risk

Risk is inherent in every business and how well a business manages risk can ultimately determine its success.  AMAC faces a number of risks, including, among others, risks related to keeping up with technological advances and competition.  Management is responsible for the day-to-day management of the risks AMAC faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.  AMAC’s Board of Directors is in regular communication with its President and Chief Executive Officer to discuss strategy and risks facing AMAC.  The Chief Executive Officer and the Chief Financial Officer regularly attend Board of Directors and committee meetings and are available to address any questions or concerns raised by the directors regarding risk management and any other matters.  In addition, the Board of Directors regularly receives presentations from senior management regarding AMAC’s operations, including associated risks and mitigation measures.  The Audit Committee has oversight, under its charter, with respect to significant risks or exposures to AMAC’s business and assets and the steps management has taken to minimize such risks.  The Audit Committee also periodically reviews legal and regulatory matters that may have a material impact on AMAC’s financial statements and the scope and effectiveness of compliance policies and programs.

Communicating with Directors

Shareholders who wish to communicate with the Board of Directors, the non-management directors or an individual director may do so by sending a letter to the Corporate Secretary of the Corporate Secretary of AMAC c/o American Medical Alert Corp., 3265 Lawson Boulevard, P.O. Box 40, Oceanside, NY 11572.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication.”  All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all or individual members of the Board of Directors.

Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication.  An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication, and the subject of which relates solely to the sender’s interest as a shareholder and not to any other personal or business interest.

The Corporate Secretary will send all appropriate shareholder communications to the intended director or directors.  In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board of Directors.  In the case of communications addressed to the independent directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee.  In the case of communications addressed to committees of the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors

During the fiscal year ended December 31, 2009 (“fiscal year 2009”), twelve meetings of the Board of Directors were held and acted by written consent twice.  In addition, an aggregate of thirteen meetings of the committees of the Board of Directors were held in that period.  During fiscal year 2009, no director attended less than 75% of the regularly scheduled and special meetings of the Board of Directors and its committees on which he served.  Although AMAC does not have a formal, written attendance policy requiring directors to attend the annual meeting of shareholders, the Nominating Committee’s charter provides that all members of the Board of Directors are encouraged to attend the Company’s annual meeting so that each director may listen to any concerns that shareholders may have that are raised at an annual meeting.  The charter also provides that continued lack of attendance at annual meetings without a valid excuse will be considered by the Nominating Committee when determining those board members who will be recommended to the Board of Directors for re-election. All of the members of the Board of Directors who served during fiscal year 2009 attended the Company’s 2009 annual meeting of shareholders.

Committees of the Board of Directors

AMAC’s Board of Directors maintains an Audit Committee, Compensation Committee, and Nominating Committee.  The Audit Committee and Nominating Committee each operate pursuant to a charter approved by the Board of Directors, copies of which are available on AMAC’s website at www.amac.com, under the “Investor Relations, Corporate Governance” headings, or upon written request to the Corporate Secretary of AMAC c/o American Medical Alert Corp., 3265 Lawson Boulevard, P.O. Box 40, Oceanside, NY 11572.  The Compensation Committee does not have a formal written charter.

Audit Committee

Members:  Mr. Shamash, Mr. Levin, Mr. Gallagher and Mr. Fortunoff

AMAC has a standing Audit Committee established in accordance with Section 3(a)(58)(A) under the Exchange Act.  The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate as required by the additional independence requirements for members of the Audit Committee pursuant to the applicable NASDAQ Listing Standards and Rule 10A-3 under the Exchange Act.  In addition, the Board of Directors has also determined that Mr. Gallagher is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.  During fiscal year 2009, the Audit Committee held six meetings.

The purpose and responsibilities of the Audit Committee are discussed in detail in its charter and include, among other things:

•	overseeing the conduct and integrity of AMAC’s financial reporting process;

•	overseeing AMAC’s compliance with legal and regulatory requirements;

•
reviewing and evaluating the qualifications, engagement, compensation, independence and performance of AMAC’s independent auditor, their conduct of the annual audit, and their engagement for any other services;

•	reviewing the performance of AMAC’s systems of internal accounting and financial and disclosure controls; and

•	preparing the Audit Committee report required to be included in AMAC’s annual proxy statement.

In addition, the Audit Committee has established procedures for complaints regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of AMAC of concerns regarding questionable accounting or auditing matters.

Compensation Committee

Members:  Mr. Shamash, Mr. Levin, and Mr. Gallagher

During fiscal year 2009, the Compensation Committee held six meetings.  The purposes and responsibilities of the Compensation Committee include the following:

•	reviewing and recommending to the Board of Directors compensation levels, including incentive compensation, for AMAC’s executive officers, including the President and Chief Executive Officer;

•	reviewing and recommending to the Board of Directors equity-based incentive plans; and

•	attending to such other matters relating to compensation as may be prescribed by the Board of Directors.

For a description of AMAC’s processes and procedures for the consideration and determination of executive compensation, see the discussion contained herein under the caption “Executive Compensation – Compensation Discussion and Analysis” beginning on page 15.

Nominating Committee

Members:  Mr. Shamash, Mr. Levin, Mr. Gallagher and Mr. Fortunoff (Note that each such director served as a member of the Nominating Committee from and after AMAC’s 2009 Annual Meeting of Shareholders on July 30, 2009.  During the first half of fiscal year 2009, through the date of such meeting, the Nominating Committee was comprised of Mr. Levin and Mr. Shamash.)

During fiscal year 2009, the Nominating Committee held one meeting.  The purposes and responsibilities of the Nominating Committee are discussed in detail in its charter and include, among other things:

•
establishing criteria for the selection of directors to serve on the Board of Directors, taking into account at a minimum all applicable laws, rules, regulations and listing standards, a potential candidate’s experience, areas of expertise and any other factors the members of the Committee deem appropriate;

•
identifying individuals believed to be qualified as candidates to serve on the Board of Directors and recommending that the Board of Directors (i) nominate such candidates for election by the shareholders at an annual or special meeting, or (ii) appoint such candidates as directors in the interim for the purpose of filing vacancies.

•	performing any other activities consistent with the Nominating Committee Charter, our Bylaws and governing law as the Committee or the Board of Directors deem appropriate.

DIRECTOR COMPENSATION

Director Compensation Table

The table below discloses the compensation for fiscal year 2009 paid to or earned by those persons who served as a director during fiscal year 2009.  Members of AMAC’s Board of Directors who are employees of AMAC do not receive any compensation from AMAC for their service as a director. Accordingly, they are not listed in the table below:

Name	Fees earned or paid in cash ($)	Stock Awards(1) (2) ($)	Option Awards ($)	Total ($)
Ronald Levin	-	$37,550	-	$37,550
Yacov Shamash Ph.D.	-	37,550	-	37,550
John S.T. Gallagher	-	37,550	-	37,550
Gregory Fortunoff (3)	-	33,050	-	33,050

(1)
Amounts represent the aggregate full grant date fair value of restricted stock awards granted in 2009 computed in accordance with ASC Topic 718 regarding share-based payments.  For restricted stock, fair value is calculated by multiplying the number of shares of restricted stock by the closing price of AMAC common stock on the date of grant, which was $5.78, $5.11, $5.63, $5.89, and $6.63 on July 31, 2009 (the date of our 2009 annual meeting of shareholders), March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009, respectively.  For information on the valuation assumptions, refer to the portion of Note 1 on “Accounting for stock-based compensation” and Note 7 on “Common Stock and Options” in the AMAC financial statements filed with the Annual Report on Form 10-K for the year ended December 31, 2009.  These amounts may not necessarily represent the actual value realized by each director.

(2)
At December 31, 2009, the aggregate number of shares of restricted stock awards outstanding as to which restrictions have not fully lapsed was: Mr. Levin- 6,508; Dr. Shamash — 6,508; Mr. Gallagher — 6,508; and Mr. Fortunoff — 5,727.

(3)	Mr. Fortunoff does not serve on the Compensation Committee, and, as a result, did not receive the restricted stock retainer grant for service on such committee.

Narrative Disclosure to Director Compensation Table

For fiscal year 2009, our non-employee director compensation policy was as follows:

•
an annual grant of restricted shares of our common stock having a value equivalent to the Black Scholes value of a grant of options to purchase 10,000 shares of our common stock on the date of election to the Board of Directors at the annual meeting for that year (in fiscal year 2009, each non-employee director was granted 2,343 shares of restricted stock upon such election);

•
an annual retainer of $15,000 for service on the full Board of Directors, paid in the form of restricted shares of our common stock in four equal $3,750 installments following each quarter of service, based on the closing price of our common stock on the last trading day of the relevant quarter;

•
an annual retainer of $4,500 for service on the Audit Committee, paid in the form of restricted shares of our common stock in four equal $1,125 installments following each quarter of service, based on the closing price of our common stock on the last trading day of the relevant quarter; and

•
an annual retainer of $4,500 for service on the Compensation Committee, paid in the form of restricted shares of our common stock in four equal $1,125 installments following each quarter of service, based on the closing price of our common stock on the last trading day of the relevant quarter.

Non-employee directors do not receive additional compensation for service on the Nominating Committee, nor do they receive meeting fees.

All restricted shares of common stock issued to directors are subject to the terms of the of American Medical Alert Corp. 2005 Stock Incentive Plan, and are subject to a one-year lock-up period from the grant date during which they are not transferable.

Effective for fiscal year 2010, in addition to the annual grant of restricted stock upon election to the Board of Directors, each non-employee director will make an election, which must be made at the beginning of each fiscal year and which will remain in effect throughout that year, to receive his retainers for service on the full Board of Directors, Audit Committee and Compensation Committee either in the form of cash or restricted shares of our common stock, having the same values and paid at the same times described above for the fiscal year 2009 policy.

The Company reimburses all directors for travel and other reasonable and necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s directors’ and officers’ indemnity insurance policies.

During fiscal year 2009, the Compensation Committee retained Compensation Resources, Inc. (“CRI”), an independent compensation consultant, to conduct a competitive analysis of compensation arrangements for comparable Boards of Directors and Executive Chairs within the healthcare technology, communications equipment and medical instruments industries.  However, the Compensation Committee did not rely on CRI’s analysis with respect to any determinations or recommendations regarding the amount or form of executive or director compensation during fiscal year 2009.  The Board of Directors may determine to modify director compensation in the future based on CRI’s analysis.  CRI did not provide any services other than the analysis described above.

EXECUTIVE OFFICERS

Executive Officers (Who Are Not Also Directors):

RICHARD RALLO (age 46)  joined the Company in February 2001 as the Controller and became Chief Financial Officer in April 2003.  Since January 2009, Mr. Rallo has also served as the Chief Operating Officer of the Health and Safety Monitoring Systems (HSMS) division of the Company.  Since July 2009, Mr. Rallo has served as the Company’s Corporate Secretary.  From May 1997 to February 2001, Mr. Rallo served as the Chief Financial Officer of Tradewell, Inc., a barter company.  From October 1994 to April 1997, Mr. Rallo served as the Controller of Connoisseur Communications Partners L.P., a company that owned and operated radio stations.  From 1986 to 1994 Mr. Rallo worked in public accounting for Touche Ross & Co. and Margolin, Winer & Evens LLP.  Mr. Rallo is a Certified Public Accountant and has a BS in accounting from the University of Denver.

RANDI BALDWIN (age 41) has been the Company’s Senior Vice President, Marketing and Program Development since January 2007.  Prior to that, she was the Company’s Vice President – Marketing and Communications.  Ms. Baldwin joined the Company in March 1999 as the Director of Marketing.  Additionally, Ms Baldwin leads the Company’s telehealth operations. Prior to joining the Company, she held executive level marketing and media positions at various advertising agencies in the NY metropolitan area where she drove extensive consumer and B2B campaigns, developed nationally relevant brand value propositions and implemented integrated marketing communications programs.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Compensation Policy

The Compensation Committee is responsible for reviewing and recommending to the Board of Directors compensation levels, including incentive compensation, for AMAC’s executive officers, including the President and Chief Executive Officer; reviewing and recommending to the Board of Directors equity-based incentive plans; and attending to such matters relating to compensation as may be prescribed by the Board of Directors.  Among its principal duties, the Compensation Committee ensures that the total compensation of the named executive officers is fair, reasonable and competitive.  For purposes herein, “named executive officers” shall have the meaning given to such term in the Summary Compensation Table below.

Objectives and Policies of Compensation

The primary objective of the Company’s compensation policy, including the executive compensation policy, is to help attract and retain qualified, energetic executives, officers and managers who are enthusiastic about the Company’s mission and products.  The policy is designed to reward the achievement of specific annual and long-term strategic goals, aligning executive remuneration with company growth and shareholder value. In addition, the Board of Directors strives to promote an ownership mentality among key personnel.

Setting Executive Compensation

The compensation policy is designed to reward the named executives officers based on both individual and Company performance.  In measuring named executive officers’ contribution to the Company, the Compensation Committee considers numerous factors including the named executive officer’s individual efforts, Company’s growth and financial performance as measured by revenue and earnings before interest and taxes of named executive officers among other key performance indicators.

Stock price performance has not been a factor in determining annual compensation because the price of the Company’s common stock is subject to a variety of factors outside of management’s control.  The Company does not subscribe to an exact formula for allocating between cash and non-cash compensation or allocating between incentive or performance based compensation and non-performance compensation, each of which is determined on a case by case basis, balancing the need to offer competitive base salaries, with the goal of incentivizing executives to contribute to the Company’s growth.  A portion of total compensation for each named executive officer, other than the compensation of the Chief Financial Officer and the Senior Vice President, Marketing and Program Development, is performance-based, taking into consideration the nature of each executive’s position and the opportunity to contribute to realizing the Company’s performance targets.

Elements of Company’s Compensation Plan

The principal components of compensation for the Company’s named executive officers are:

•           base salary

•           nonperformance-based stock compensation

•           performance-based incentive stock compensation

Base Salary

The Company provides named executive officers and other employees with base salaries to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•           Comparable salaries of executives of similar positions employed by companies of similar size as the Company;

•           Internal review of the executives’ compensation, both individually and relative to other officers; and

•           Past performance of the executive.

Salary levels are typically evaluated annually as part of the Company’s performance review process, as well as upon a promotion or other change in job responsibility, but are usually set at the time of execution of the applicable employment contracts.  Employment contracts for named executive officers range between three and five years in length and usually provide for a graduated increase in base salary.

Non Performance-Based Stock Compensation

As part of executing employment agreements with its named executive officers, the Company has granted stock options and made restricted stock grants to its named executive officers.  The restricted stock grant shares vest over time, subject to the condition that the executive is employed by the Company at particular yearly intervals.  Holders of restricted stock generally have the right to exercise all rights, powers and privileges of a holder of Common Stock with respect to the restricted shares, including the right to vote, receive stock or cash dividends (but subject to forfeiture with respect to unvested shares), participate in stock splits or other recapitalizations and exchange such shares in a merger, consolidation or other reorganization. These grants are made to encourage longevity of service and to provide the executives with an ownership interest in the Company.

The majority of the stock options granted by the Board of Directors vest within two years and have terms anywhere from five to ten years, although since 2005, all options have been granted with a five year term.  Under the 2000 Stock Option Plan, option exercise rights cease 90 days after the termination of employment for executives, and under the 2005 Stock Incentive Plan, option exercise rights cease 30 days after the termination of employment for executives.  Prior to the exercise of an option, the holder has no rights as a shareholder, including voting rights, with respect to the shares subject to such option.

Performance-Based Incentive Stock Compensation

The Company’s stock and option plans give the Compensation Committee the ability to design stock-based incentive compensation programs to promote high performance and achievement of corporate goals, encourage the growth of shareholder value and allow key employees to participate in the long-term growth and profitability of the Company.

For stock-based programs, the Compensation Committee may recommend granting to participants stock, stock options and stock appreciation rights, which are the only non-cash incentives currently approved by the shareholders of the Company.  In granting these stock, stock options and stock appreciation rights, the Compensation Committee recommends parameters such as vesting schedules and terms of the grants.

Equity award levels are determined based on the Company’s assessment of the named executive officer’s contribution to the achievement of the Company’s performance targets, and vary among executives based on their positions within the Company.  These awards are granted or approved at the Board of Directors’ regularly or special scheduled meeting, after recommendation by the Compensation Committee.  Stock options have been awarded under the 2005 Stock Incentive Plan at the closing price of the Company’s common stock, and under the 2000 Stock Option Plan, as the average of the highest and lowest sales price per share of the Company’s common stock, each as reported by NASDAQ on the date of the grant.

Equity awards to executives are generally granted or determined at the time of the execution of the applicable employment agreement. The amount of shares granted has in the past been determined based on (i)revenue and (ii) earnings before interest and taxes (“EBIT”) thresholds.  The Compensation Committee is currently conducting a review of the design of performance-based incentive stock compensation for the executive management team.

Compensation Consultants

Regarding most compensation matters, management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in recommending compensation of executive officers to the Board of Directors.  The Compensation Committee periodically engages outside compensation consultants with respect to executive and/or director compensation matters.  During fiscal year 2009, the Compensation Committee retained Compensation Resources, Inc., an independent compensation consultant, to conduct a competitive analysis of compensation arrangements for comparable Boards of Directors and Executive Chairs within the healthcare technology, communications equipment and medical instruments industries.  However, the Compensation Committee did not rely on CRI’s analysis with respect to any determinations or recommendations regarding the amount or form of executive or director compensation during fiscal year 2009.  The Board of Directors may determine to modify director compensation in the future based on CRI’s analysis.  CRI did not provide any services other than the analysis described above.

Individual Compensation Considerations

With respect to each of the named executive officers, in additional to the general considerations described above, the Compensation Committee evaluated the following criteria in determining such executive’s compensation structure:

Jack Rhian, President and Chief Executive Officer

In 2005, when Mr. Rhian was President and Chief Operating Officer, the Compensation Committee recommended that Mr. Rhian’s pay structure should be comprised of a (i) base salary, (ii) performance based stock compensation and (iii) non-performance stock compensation.  In light of Mr. Rhian’s past and future position with the Company as President and Chief Operating Officer, the committee felt that since Mr. Rhian would be responsible for overseeing the Company’s overall performance, a significant portion of his compensation should be based on Company performance criteria.  In recommending the specific performance criteria, the Compensation Committee determined that the award should primarily be based on EBIT, which it believes is the best indicator of the Company’s overall performance.  In addition, to provide incentive to Mr. Rhian to remain with the Company, the Compensation Committee also recommended compensating Mr. Rhian with non-performance shares which would vest annually over the term of his employment agreement.

In determining the various levels of performance targets, the Compensation Committee considered the following metrics:

•           Evaluation of past individual performance and expected future contribution.

•           A review of compensation packages with comparable companies.

•           Use of an outside third party consultant

•           Overall past performance and desired future performance of the Company

Frederic S. Siegel, Executive Vice President

In 2007, the Compensation Committee recommended that Mr. Siegel's pay structure, be comprised of a (i) base salary, (ii) performance based stock and cash compensation and (iii) non-performance stock compensation.  Due to Mr. Siegel’s overall responsibility for the operating results of the Company's HSMS segment, including delivery of top line and pre-tax profit, the Compensation Committee believed that a portion of his compensation should be based on Company performance targets. As part of this structure, the Compensation Committee also recommended to reduce the base salary earned by Mr. Siegel in 2005 and 2006 in order to appropriately balance the allocation between performance based and non-performance based compensation. In recommending the specific performance criteria, the Compensation Committee determined that the performance incentives should be broken out into three areas; (i) HSMS revenue growth, (ii) HSMS EBIT growth and (iii) total Company EBIT growth, with the majority of the performance incentive being weighted towards the first two criteria.  In addition, to provide incentive to Mr. Siegel to remain with the Company, the Compensation Committee recommended compensating Mr. Siegel with non-performance shares which would vest annually over the term of his employment agreement.

In determining the various levels of performance targets, the Compensation Committee considered the following metrics:

•           Evaluation of past individual performance and expected future contribution.

•           A review of compensation packages with comparable companies.

•           Use of an outside third party consultant.

•           Overall past performance and desired future performance in the HSMS segment as well as the Company.

Richard Rallo, Chief Financial Officer, Chief Operating Officer of the HSMS division and Corporate Secretary

In 2005, and again in 2008, in connection with the Company’s entry into a new employment agreement with Mr. Rallo (which is described below in more detail), the Compensation Committee recommended that Mr. Rallo’s pay structure, who is the, be comprised of a base salary and non-performance stock compensation.  Due to his unique position as Chief Financial Officer, the Compensation Committee did not believe it was appropriate to provide performance based compensation as part of Mr. Rallo’s pay structure. In addition, to provide incentive to Mr. Rallo to remain with the Company, the Compensation Committee recommended compensating Mr. Rallo with non-performance shares which would vest annually over the term of his employment agreement.

In determining the structure of Mr. Rallo’s compensation, the Compensation Committee considered the following metrics:

•           Evaluation of past individual performance and expected future contribution.

•           A review of compensation packages with comparable companies.

•           Use of an outside third party consultant

Randi Baldwin, Senior Vice President, Marketing and Program Development

In 2006 and again in 2009, the Compensation Committee recommended that Ms. Baldwin’s pay structure, be comprised of a base salary and non-performance stock option compensation.  Due to her position, the Compensation Committee did not believe it was appropriate to provide performance based compensation as part of Ms. Baldwin’s pay structure.

In determining the structure of Ms. Baldwin’s compensation, the Compensation Committee considered the following metrics:

•           Evaluation of past individual performance and expected future contribution.

•           A review of compensation packages with comparable companies.

•           Use of an outside third party consultant

Retirement and Other Benefits

All employees in the United States are eligible to participate in the Company's 401(k) Retirement Plan.

401(k) Retirement Plan

In 1997, the Company instituted a 401(k) Plan covering substantially all full-time employees with at least six months of service. Under the Plan, employees may elect to defer up to 15% of compensation (subject to certain limitations). Matching contributions are discretionary and may be contributed at the option of the Company.  The Company currently matches 15% of up to 4% of the employee contributions. In addition, the Company may make an annual discretionary profit-sharing contribution. Employee contributions, Company matching contributions and related earnings are always 100% vested.

Accounting and Tax Considerations

Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of Accounting Standards Codification (“ASC”) Topic 718 (formerly SFAS 123(R)).

The Company's equity grant policy has been impacted by the implementation of ASC Topic 718.  Under this accounting pronouncement, the Company is required to value unvested stock options granted prior to the adoption of ASC Topic 718 under the fair value method and expense those amounts in the income statement over the stock option's remaining vesting period.

Section 162(m) of the Internal Revenue Code restricts deductibility of executive compensation paid to the Company’s chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under Section 162(m) or related regulations.  The Board of Directors’ policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock and stock options generally qualifies for an exemption from these restrictions imposed by Section 162(m). In the future, the Board of Directors will continue to evaluate the advisability of qualifying its executive compensation for full deductibility.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in AMAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

THE COMPENSATION COMMITTEE

Yacov Shamash
Ronald Levin
John S.T. Gallagher

Compensation Committee Interlocks and Insider Participation

During fiscal year 2009, Messrs. Shamash, Levin, and Gallagher served as members of AMAC’s Compensation Committee.  None of the members of the Compensation Committee has ever been an officer or employee of AMAC. During all or part of fiscal year 2009, none of AMAC’s executive officers served as a member of the Board of Directors or compensation committee of any other company that had one or more executive officers serving as a member of AMAC’s Board of Directors or Compensation Committee.

Compensation Risks

AMAC’s management and the Compensation Committee have reviewed AMAC’s compensation policies and practices for its named executive officers and other employees and have concluded that any risks arising from AMAC’s compensation policies and programs are not reasonably likely to have a material adverse effect on AMAC.

Summary Compensation Table

The table below summarizes the dollar amounts of all the total compensation components for the fiscal years ended December 31, 2007 (fiscal year 2007), December 31, 2008 (fiscal year 2008) and December 31, 2009 (fiscal year 2009), paid to or earned by each of AMAC’s (i) principal executive officer, (ii) principal financial officer, and (iii) two other highest paid executive officers who were executive officers at the end of fiscal year 2009 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Jack Rhian	2009	$300,000	$-	$-		$-		$-	$13,966	(3)	$313,966
President and Chief Executive Officer	2008	280,000	-	-		-		-	13,688	(3)	293,688
	2007	260,000	-	-		-		-	13,558	(3)	273,558

Frederic Siegel	2009	210,000	-	-		-		114,279	13,249	(4)	337,528
Executive Vice President	2008	200,000	-	-		-		30,929	12,599	(4)	243,528
	2007	190,000	-	547,400	(5)	-		5,253	12,046	(4)	754,699

Richard Rallo	2009	215,000	10,000	91,140		35,289	(6)	-	12,638	(7)	364,067
Chief Financial Officer, Chief Operating Officer of the HSMS Division,	2008	200,000	-	-		-		-	10,773	(7)	210,773
and Corporate Secretary	2007	185,000	5,000	21,390	(8)	-		-	10,708	(7)	222,098

Randi Baldwin	2009	162,500	5,000	-		25,186	(9)	-	10,008	(10)	202,694
Senior Vice President, Marketing and Program Development	2008	147,667	-	-		-		-	9,288	(10)	156,955
	2007	141,167	10,100	21,390	(8)	-		-	9,247	(10)	181,904

(1)
Amounts represent the aggregate grant date fair value of restricted stock awards and performance-based stock awards granted computed in accordance with ASC Topic 718 regarding share-based payments for the listed fiscal year.  In accordance with current SEC disclosure requirements, stock awards for fiscal year 2008 and fiscal year 2007, previously reported as amounts recognized, or “expensed,” for the fiscal year, are now being reported above as grant date fair values.  Amounts of stock awards which have been granted prior to 2007 and are being expensed over the last three fiscal years, are not reflected in the table as the transition rules only look back three years.

For restricted stock awards, fair value is calculated by multiplying the number of shares of restricted stock by the closing price of our common stock on the date of grant.  For performance-based stock awards, the amount reflected is based upon the assumption that the applicable performance metric would be achieved.  For additional information on the valuation assumptions used, refer to the portion of Note 1 on “Accounting for stock-based compensation” and Note 7 on “Common Stock and Options” in the AMAC financial statements filed with the Annual Report on Form 10-K for the respective year-end.  See the 2009 Grants of Plan-Based Awards table immediately below for information on grants awarded in fiscal year 2009.  These amounts may not necessarily represent the actual value realized by the named executives.  For a discussion of performance-based awards that were not earned because the applicable goals were not achieved, please see the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards” below.

(2)
Amounts represent the aggregate grant date fair value of stock option awards granted computed in accordance with ASC Topic 718 regarding share-based payments for the listed fiscal year.  In accordance with current SEC disclosure requirements, stock awards for fiscal year 2008 and fiscal year 2007, previously reported as amounts recognized, or “expensed,” for the fiscal year, are now being reported above as grant date fair values.  Amounts of stock options which have been granted prior to 2007 and are being expensed over the last three fiscal years, are not reflected in the table as the transition rules only look back three years.

For stock options, fair value is calculated using, for stock options granted under the 2000 Stock Option Plan, the average between the high and low sales prices for our common stock on the date of grant, and for stock options granted under the 2005 Stock Incentive Plan, the closing price of our common stock on the date of grant.  For information on the valuation assumptions used, refer to the portion of Note 1 on “Accounting for stock-based compensation” and Note 7 on “Common Stock and Options” in the AMAC financial statements filed with the Annual Report on Form 10-K for the respective year-end.  See the 2009 Grants of Plan-Based Awards table immediately below for information on stock options awarded in 2009. These amounts may not necessarily represent the actual value realized by the named executives.

(3)	Includes auto stipend of $12,200, $12,000 and $12,000 for 2009, 2008 and 2007 and employer 401(k) contribution of $1,766, $1,688 and $1,558 in 2009, 2008 and 2007, respectively.

(4)	Includes auto stipend of $12,495, $11,400 and $11,400 for 2009, 2008 and 2007 and employer 401(k) contribution of $754, $1,199 and $646 in 2009, 2008 and 2007, respectively

(5)
Represents the aggregate fair value of 22,000 shares of restricted stock and 46,000 performance-based awards of stock, calculated using the $8.05 closing price of our common stock on the date of grant.  The time-vested shares vest equally at 5,500 common shares per annum from December 31, 2007 to December 31, 2010.  Up to 11,500 shares of our common stock may be earned per year under the performance-based awards if certain performance thresholds are met, as discussed in more detail in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards” below.  In addition, for a discussion of performance-based awards that were not earned because the applicable goals were not achieved, please see the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards” below.

(6)
On November 13, 2009, Mr. Rallo waived 9,500 shares of restricted stock which, in January 2009, had been granted inadvertently in excess of the 2005 Stock Incentive Plan’s individual share limit for Mr. Rallo, and which had not yet vested.  On the same date, the Board of Directors granted to Mr. Rallo options to purchase up to 21,700 shares of common stock under the Company’s 2000 Stock Option Plan.  The grant date fair value of the cancelled shares of restricted stock is $41,230 and for the newly granted stock options is $35,289.

(7)	Includes auto stipend of $11,400, $9,600 and $9,600 for 2009 and 2008 and 2007 and employer 401(k) contribution of $1,238, $1,173 and $1,086 in 2009, 2008 and 2007, respectively.

(8)	Represents the aggregate fair value of 3,000 shares of restricted stock issued to each of Mr. Rallo and Ms. Baldwin calculated using the $7.13 closing price of our common stock on the date of grant.

(9)
On June 25, 2009, the Board granted Ms. Baldwin options to purchase up to 15,000 shares of common stock under the Company’s 2000 Stock Option Plan pursuant to Ms. Baldwin’s executed employment agreement.

(10)	Includes auto stipend of $9,000, $8,400 and $8,400 for 2009, 2008 and 2007 and employer 401(k) contribution of $1,008, $888 and $847 in 2009, 2008 and 2007, respectively.

Grants of Plan-Based Awards

The following table discloses each grant of a plan-based award to a named executive officer during fiscal year 2009:

		All Other		All Other
		Stock		Option			Grant
		Awards		Awards		Exercise	Date Fair
		Number		Number of		or Base	Value of
		of Shares		Securities		Price of	Stock and
		of Stock		Underlying		Option	Options
	Grant	or Units		Options		Awards	Awards
Name	Date(1)	(#)		(#)		($/Sh)	($)(2)
Richard Rallo	1/19/09	21,500	(3)				$93,310
	11/13/09			21,700	(3)	$5.88	35,289
Randi Baldwin	6/25/09			15,000	(4)	5.72	25,186

(1)	Represents the date the equity awards were granted by AMAC’s Board of Directors.

(2)
This column shows the aggregate grant date fair value of restricted stock and stock options under applicable SEC rules granted to the named executives in the table, in 2009.  See Note 1 of the 2009 Summary Compensation Table for a discussion of the fair value calculation related to the restricted stock grant.  For these stock options, which were granted under the 2000 Stock Option Plan, fair value is calculated using the average between the high and low prices for our common stock on the grant date, which is the same as the applicable exercise price disclosed above in the table.  For additional information on the valuation assumptions, refer to the portion of Note 1 on “Accounting for stock-based compensation” and Note 7 on “Common Stock and Options” in the AMAC financial statements filed with the Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

(3)
On November 13, 2009, Mr. Rallo waived 9,500 shares of restricted stock which, in January 2009, had been granted inadvertently in excess of the 2005 Stock Incentive Plan’s individual share limit for Mr. Rallo, and which had not yet vested.  On the same date, the Board of Directors granted to Mr. Rallo options to purchase up to 21,700 shares of common stock under the 2000 Stock Option Plan.  The grant date fair value of the cancelled shares of restricted stock is $41,230 and of the newly granted stock options is $35,289.

(4)
On June 25, 2009, the Board granted Ms. Baldwin options to purchase up to 15,000 shares of common stock under the Company’s 2000 Stock Option Plan pursuant to Ms. Baldwin’s executed employment agreement.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Jack Rhian

On November 11, 2005, we entered into an employment agreement with Jack Rhian, under which he is employed for a period of five years beginning on January 1, 2006 as our President and Chief Operating Officer.  Subsequently, effective January 1, 2007, Mr. Rhian was appointed as our Chief Executive Officer.  Mr. Rhian’s employment agreement provides for the following base salary amounts: $240,000 per annum, for the period beginning January 1, 2006 and ending December 31, 2006; $260,000 per annum, for the period beginning January 1, 2007 and ending December 31, 2007; $280,000 per annum, for the period beginning January 1, 2008 and ending December 31, 2008; $300,000 per annum, for the period beginning January 1, 2009 and ending December 31, 2009; and $300,000 per annum, for the period beginning January 1, 2010 and ending December 31, 2010.

In connection with his employment agreement, on January 20, 2006, we entered into a stock purchase agreement with Mr. Rhian.  Pursuant to this stock purchase agreement, Mr. Rhian was granted, under the Company’s 2005 Incentive Plan, 50,000 shares of restricted common stock subject to a repurchase right in our favor.  We have the right to repurchase the shares for $.01 per share if Mr. Rhian ceases to be employed by us.  The repurchase right lapsed with respect to (i) 10,000 shares on December 31, 2006, (ii) 10,000 shares on December 31, 2007, (iii) 10,000 shares on December 31, 2008, and (iv)10,000 shares on December 31, 2009, and lapses with respect to 10,000 shares on December 31, 2010, subject to the condition that Mr. Rhian remains employed by us on such date; provided, however, that in the event of a change in control (as defined in Mr. Rhian’s employment agreement) if we or our successor pursuant to such change in control, as applicable, and Mr. Rhian either agree to continue the employment agreement or to enter into a new employment agreement mutually acceptable to us or our successor and Mr. Rhian in lieu of his current employment agreement, then any such shares which remain unvested, will vest immediately.

In addition, Mr. Rhian is entitled to the following bonus compensation stock grants: (i) up to 80,000, based on meeting or exceeding EBIT (as set forth in our audited financial statements for the applicable fiscal year) performance targets, as described below, and (ii) 2,000 shares of common stock per year, for a total of up to 10,000 shares of common stock over the employment period, based on our total revenues, as set forth in our audited financial statements for the applicable fiscal year, meeting or exceeding an amount equal to at least 115% of the Company's total revenues for the prior fiscal year.

EBIT Targets For 2006 – 2010

EBIT growth over prior fiscal year	# of Shares

15.0 – 17.49%	8,000 shares
17.5 – 19.99%	9,000 shares
20.0 – 22.49%	10,500 shares
22.5 – 24.99%	13,000 shares
25.0% - or more	16,000 shares

On March 30, 2009, the Company and Mr. Rhian entered into an amendment to Mr. Rhian's employment agreement. The amendment clarified certain computations in connection with the calculation of the performance based formula for certain stock awards by which Mr. Rhian could make up, in a subsequent year, a failure to have met the performance threshold in a prior year. It also clarified the effect of certain non-operational adjustments on the formula.

For the fiscal year ended December 31, 2009, 2008 and 2007, our EBIT growth (reduction) was 79% (13)% and 22%, respectively and our year over year revenue growth for 2007 exceeded 115%, while in 2009 and 2008 it did not exceed this threshold.  Based on meeting the EBIT growth over prior fiscal year target for 2009, Mr. Rhian is entitled to 16,000 bonus shares.

Mr. Rhian was not entitled to any bonus shares in 2008.  Based on 2007 results, Mr. Rhian was entitled to 12,500 bonus shares.  On December 27, 2007, Mr. Rhian elected to forfeit 6,000 of these shares.

On June 30, 2010 Mr. Rhian elected to forfeit his rights to up to 18,000 shares of bonus compensation stock he is entitled to with respect to fiscal year 2010, as described above.  Our Board of Directors has granted to Mr. Rhian a replacement award of the same value under the 2010 Plan, as described in more detail under “New Plan Benefits” under Proposal No. 2, subject to the adoption of the 2010 Plan by the shareholders.  In connection with the Compensation Committee’s  review of the design of performance-based incentive stock compensation for the executive management team, the performance criteria for these shares may be modified during fiscal year 2010.

Frederic S.  Siegel

On May 29, 2007, we entered into a four year employment agreement, commencing as of January 1, 2007, under which Mr. Frederic Siegel is employed as our Executive Vice President. Mr. Siegel’s employment agreement provides for the following base salary amounts:  $190,000 in 2007, $200,000 in 2008, $210,000 in 2009 and $220,000 in 2010.  We also agreed to grant to Mr. Siegel 5,500 shares of restricted common stock to vest, subject to the condition that Mr. Siegel is employed by us at the applicable date, as follows: 5,500 shares on each of December 31, 2007, 2008, 2009 and 2010.  Of these shares, 16,500 have vested as of December 31, 2009.  In the event of a Change in Control (as defined in Mr. Siegel’s employment agreement), if we or our successor pursuant to such change in control, as applicable, and Mr. Siegel either agree to continue the employment agreement or to enter into a new employment agreement mutually acceptable to us or our successor and Mr. Siegel in lieu of his current employment agreement, then any such shares which remain unvested, will vest immediately.

In addition, Mr. Siegel will be eligible to receive additional bonuses payable in cash and shares of our common stock based on certain revenue and EBIT targets, as set forth below:

(i) a cash bonus equal to one of the following percentages of the dollar amount of yearly revenue growth in excess of 7% in the our Health and Safety Monitoring Systems (“HSMS”) segment for each of the fiscal years ending December 31, 2007, 2008, 2009 and 2010: 2%, if the HSMS revenue grows by more than 7% but less than 10%; 3%, if the HSMS revenue grows by 10% or more but less than 13%; 4.25%, if the HSMS revenue grows by 13% or more but less than 16%; 5.75%, if the HSMS revenue grows by 16% or more but less than 19%; 7.5%, if the HSMS revenue grows by 19% or more.

(ii) a cash bonus equal to one of the following percentages of EBIT from our HSMS segment for each of the fiscal years ending December 31, 2007, 2008, 2009 and 2010, plus one of the following number of shares: 2% plus 500 shares, if the HSMS EBIT equals to 5% or more but less than 6% of the HSMS revenues for the applicable year; 2.5% plus 1,000 shares, if the HSMS EBIT equals to 6% or more but less than 7% of the HSMS revenues for the applicable year; 3.0% plus 1,500 shares, if the HSMS EBIT equals to 7% or more but less than 8% of the HSMS revenues for the applicable year; 3.5% plus 2,000 shares, if the HSMS EBIT equals to 8% or more but less than 9% of the HSMS revenues for the applicable year; 4.0% plus 2,500 shares, if the HSMS EBIT equals to 9% or more but less than 10% of the HSMS revenues for the applicable year; 4.5% plus 3,000 shares, if the HSMS EBIT equals to 10% or more of the HSMS revenues for the applicable year; and

(iii) one of the following number of shares based on the year-over-year growth of our  EBIT on a consolidated basis for each of the fiscal years ending December 31, 2007, 2008, 2009 and 2010: 3,000 shares, if EBIT grows by 15% or more but less than 17.5%; 4,000 shares, if EBIT grows by 17.5% or more but less then 20%; 5,250 shares, if EBIT grows by 20% or more but less than 22.5%; 6,500 shares, if EBIT grows by 22.5% or more but less than 25%; and 8,500 shares, if EBIT grows by 25% or more.

To the extent that the number of shares earned pursuant to paragraph (ii) and (iii) above exceed 37,500 (the number of shares in the Company’s 2005 Incentive Plan currently reserved for Mr. Siegel’s performance based grants), the grant of any such excess shares are subject to shareholder approval prior to issuance.

On March 30, 2009, the Company and Mr. Frederic Siegel entered into an amendment to Mr. Siegel's employment agreement. The amendment provided for the disregarding of one-time non-operational events in the year following the year in which the one-time non-operational event occurred, in calculating the amounts due under certain of Mr. Siegel's performance based stock awards.

For the fiscal year ended December 31, 2009, 2008 and 2007, our EBIT growth (reduction) was 79% (13)% and 22%, respectively.  Based on meeting the EBIT growth over prior fiscal year target for 2009, Mr. Siegel is entitled to 8,500 bonus shares.  Additionally, for the fiscal year ended December 31, 2009 our HSMS segment EBIT, as a percentage of HSMS revenues, was 13%; therefore, Mr. Siegel was entitled to receive a cash bonus and bonus shares in 2009.  Based upon the agreed to methodologies, Mr. Siegel was entitled to a cash bonus of $114,729 and a stock bonus of 3,000 shares. For the fiscal year ended December 31, 2009, our HSMS segment revenue grew 5.6%, which was below the 7% threshold and; therefore, Mr. Siegel was not entitled to an additional cash bonus.

For the year ended December 31, 2008, our HSMS segment revenue grew 12.9 percent; therefore, Mr. Siegel was entitled to a cash bonus of $30,929. Based on agreed to methodologies, the EBIT target for HSMS was not realized in 2008 and Mr. Siegel was not entitled to an additional cash bonus or bonus shares in 2008 in connection with the EBIT target for HSMS.  In 2008, Mr. Siegel was not entitled to any bonus shares as our year over year consolidated EBIT growth for 2008 over 2007 did not exceed the 115% threshold.

For the fiscal year ended December 31, 2007, our HSMS segment revenue grew 8.7 percent; therefore, Mr. Siegel was entitled to a cash bonus of $5,253.  Additionally, for the fiscal year ended December 31, 2007 our EBIT growth was 22%; therefore, Mr. Siegel was entitled to 5,250 bonus shares in 2007.  However, based on agreed to methodologies, the EBIT target for HSMS was not realized in 2007 and Mr. Siegel was not entitled to a cash bonus or bonus shares in 2007 in connection with the EBIT target for HSMS.

Richard Rallo

On January 20, 2006, we entered into an employment agreement with Richard Rallo (the “2006 Rallo Agreement”), under which he was employed for a period of three years, beginning on January 1, 2006, as our Chief Financial Officer.  The 2006 Rallo Agreement expired on December 31, 2008.  It provided for the following base salary amounts: $170,000 per annum, for the period beginning January 1, 2006 and ending December 31, 2006; $185,000 per annum, for the period beginning January 1, 2007 and ending December 31, 2007; and $200,000 per annum, for the period beginning January 1, 2008 and ending December 31, 2008. The 2006 Rallo Agreement was terminable upon certain specified events constituting cause, and in certain circumstances upon a change in control.

In connection with the 2006 Rallo Agreement, on January 20, 2006, we entered into a stock purchase agreement with Mr. Rallo.  Pursuant to this stock purchase agreement, Mr. Rallo was granted 10,000 shares of restricted common stock subject to a repurchase right in our favor.  We had the right to repurchase the shares for $.01 per share if Mr. Rallo ceased to be employed by us.  The repurchase right lapsed with respect to (i) 2,500 shares on December 31, 2006, (ii) 3,500 shares on December 31, 2007, and (iii) 4,000 shares on December 31, 2008.

On January 19, 2009, after the expiration of the 2006 Rallo Agreement, we entered into a new employment agreement with Richard Rallo (the “2009 Rallo Agreement”), under which Mr. Rallo’s employment will be continued for a term of 3 years, commencing January 1, 2009.  Mr. Rallo is continuing in his current role as the Company’s Chief Financial Officer and also assumed the role of the Chief Operating Officer of the HSMS Division.

Under the 2009 Rallo Agreement, Mr. Rallo is entitled to receive the following base salary amounts: $215,000 per annum, for the period beginning January 1, 2009 and ending December 31, 2009; $232,500 per annum, for the period beginning January 1, 2010 and ending December 31, 2010; and $250,000 per annum, for the period beginning January 1, 2011 and ending December 31, 2011.  The 2009 Rallo Agreement is terminable upon certain specified events constituting Cause (as defined in the 2009 Rallo Agreement) and in certain circumstances upon a Change in Control (as defined in the 2009 Rallo Agreement).  The 2009 Rallo Agreement is also terminable by the Company without Cause, in which case Mr. Rallo shall be entitled to receive all of the salary and stock compensation provided for in the 2009 Rallo Agreement, as described below under “Potential Payments upon Termination or Change-in-Control.”

In connection with the 2009 Rallo Agreement, on January 19, 2009, we entered into a stock purchase agreement with Mr. Rallo.  Pursuant to this stock purchase agreement, Mr. Rallo was granted 21,500 shares of restricted common stock subject to a repurchase right in our favor.  Not long after these shares were granted, the Company discovered it had inadvertently granted 9,500 shares in excess of Mr. Rallo’s individual 50,000 share limit under the Company’s 2005 Stock Incentive Plan, of which 1,500 shares were to vest on December 31, 2010 and 8,000 shares were to vest on December 31, 2011 (the “Excess Shares”).  As a result, the grant of the Excess Shares has been cancelled and Mr. Rallo has agreed in writing to waive any and all rights with respect to the Excess Shares.

On November 13, 2009, the Board of Directors of the Company approved a grant to Mr. Rallo the Company’s Chief Financial Officer, under the Company’s 2000 Stock Option Plan (the “2000 SOP”), of options to purchase 3,426 shares of Common Stock, vesting on December 31, 2010, and options to purchase 18,274 shares of the Company’s Common Stock, vesting on December 31, 2011 (which vesting is subject to continued employment on the date of vesting, in accordance with the 2000 SOP and the other terms and conditions of the 2009 Rallo Agreement.  These options have a per share exercise price of $5.88.  The grant of these options was made to replace, and to provide incentive compensation with equivalent value to the Excess Shares.  The 2000 SOP does not contain any individual grant limits.

With respect to the remaining 12,000 shares of restricted common stock granted in 2009, we have the right to repurchase the shares for $.01 per share if Mr. Rallo ceases to be employed by us.  The repurchase right lapsed with respect to 6,500 shares on December 31, 2009, and will lapse with respect to5,500 shares on December 31, 2010, subject to the condition that Mr. Rallo remains employed by us on each such applicable date; provided, however, that in the event of a change in control (as defined in the 2009 Rallo Agreement) if we or our successor pursuant to such change in control, as applicable, and Mr. Rallo either agree to continue his current employment agreement or to enter into a new employment agreement mutually acceptable to us or our successor and Mr. Rallo in lieu of his current employment agreement, then any such shares which remain unvested, will vest immediately.

Randi Baldwin

On November 15, 2006, we entered into an employment agreement with Randi Baldwin (the “2006 Baldwin Agreement”), under which we agreed to employ her for a period of three years, beginning on November 1, 2006, as our Vice President, Communications and Marketing.  The 2006 Baldwin Agreement provided for the following base salary amounts: $140,000 per annum, for the period beginning November 1, 2006 and ending October 31, 2007; $147,000 per annum, for the period beginning November 1, 2007 and ending October 31, 2008; and $155,000 per annum, for the period beginning November 1, 2008 and ending October 31, 2009.  The 2006 Baldwin Agreement was only terminable upon certain specified events constituting cause, and in certain circumstances upon a change in control.

On June 25, 2009, we entered into an employment agreement with Ms. Baldwin (the “2009 Baldwin Agreement”), under which Ms. Baldwin’s employment will be continued for a term of three years, commencing as of July 1, 2009.  The 2009 Baldwin Agreement supersedes the 2006 Baldwin Agreement as of such effective date.  Ms. Baldwin will continue in her current role as the Company’s Senior Vice President, Marketing and Program Development.  The 2009 Baldwin Agreement provides for the following base salary amounts: $170,000 per annum, for the period beginning July 1, 2009 and ending June 30, 2010; $180,000 per annum, for the period beginning July 1, 2010 and ending June 30, 2011; and $190,000 per annum, for the period beginning July 1, 2011 and ending June 30, 2012.  The 2009 Baldwin Agreement is terminable by the Company upon certain specified events constituting Cause (as defined in the 2009 Baldwin Agreement) without payment of severance.  The 2009 Baldwin Agreement is also terminable by the Company without Cause and in certain circumstances upon a Change in Control (as defined in the 2009 Baldwin Agreement), in which case Ms. Baldwin is entitled to receive certain severance and benefits related payments, as described below under “Potential Payments upon Termination or Change-in-Control.”

Pursuant to the 2009 Baldwin Agreement, Ms. Baldwin was granted, subject to the terms of the Company's 2000 Stock Option Plan and the applicable stock option agreement under such plan, options to purchase 4,000 shares of the Company’s common stock, vesting on July 1, 2009, options to purchase 5,000 shares of the Company’s common stock, vesting on July 1, 2010, and options to purchase 6,000 shares of the Company’s common stock, vesting on July 1, 2011.  These stock options will be exercisable for a five year term from the date of grant, and will have an exercise price equal to the fair market value of the Company’s common stock on the applicable date of grant, as determined in accordance with the 2000 Stock Option Plan.  Vesting is dependent on continued employment on the vesting date, as provided under the 2000 Stock Option Plan.

Dividend Payments to Named Executive Officers

On December 16, 2009, the Company announced that its Board of Directors had approved the payment of a special cash dividend of $0.10 (ten cents) per common share.  The dividend was paid on or about January 15, 2010 to all shareholders of record as of the close of business on December 28, 2009.  As stated above, all holders of restricted stock, including Mr. Rhian, Mr. Rallo and Mr. Fred Siegel, were eligible to receive, and received the cash dividend on their respective shares of restricted stock.  All dividends attributable to unvested shares are being held by the Company until such unvested shares are vested, and such dividends are no longer subject to forfeiture.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses for each named executive officer all shares of common stock underlying unexercised options and all stock awards that have not yet vested as of December 31, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Jack Rhian					10,000	$66,300	36,000	$238,680
	4,343		$2.87	12/31/11
	30,000		$3.25	1/30/12
	25,000		$3.50	1/30/13
	25,000		$4.00	1/30/14
	3,856		$2.30	8/12/12
	5,000		$2.29	1/27/13

Frederic Siegel					5,500	$36,465	23,000	$152,490
	25,000		$2.87	12/31/11
	8,252		$2.87	12/31/11
	4,827		$2.30	8/12/12
	6,400		$2.29	1/27/13
	13,917		$1.98	4/08/13
	65,530		$4.24	5/27/14

Richard Rallo					5,500	$36,465
	5,088		$2.87	12/31/11
	10,000		$3.25	1/30/12
	3,038		$2.30	8/12/12
	3,800		$2.29	1/27/13
	30,000		$2.50	11/14/13
	5,000		$4.24	5/27/14
	25,000		$5.96	12/07/10
	21,700	(5)	$5.88	11/13/14

Randi Baldwin	1,845		$2.87	12/31/11
	25,000		$3.64	3/12/12
	2,135		$2.30	8/12/12
	2,200		$2.29	1/27/13
	4,000		$3.98	3/25/14
	12,500		$6.20	12/29/10
	7,500		$6.09	11/14/11
	15,000	(6)	$5.72	6/25/14

(1) All stock options were fully vested at December 31, 2009, except as noted otherwise in the footnotes below.

(2) The 10,000 shares of restricted stock held by Mr. Rhian, the 5,500 shares of restricted stock held by Mr. Siegel, and the 5,500 shares of restricted stock held by Mr. Rallo, all vest on December 31, 2010.

(3)  Based on the closing market price of the Company's common stock at the end of the last completed fiscal year ($6.63), multiplied by the number of shares reported.

(4) Mr. Rhian may earn up to a potential maximum of 18,000 shares per year based on certain performance criteria as described in the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.  Mr. Siegel may earn up to a potential maximum of 11,500 shares per year based on certain performance criteria as described in the Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.

(5) Of these options held by Mr. Rallo, options to purchase 3,426 shares vest on December 31, 2010, and options to purchase 18,274 shares vest on December 31, 2011.

(6)  Of these options held by Ms. Baldwin, options to purchase 5,000 shares vest on July 1, 2010 and options to purchase 6,000 shares vest on July 1, 2011.

Option Exercises and Stock Vested Table

The table below shows for the named executive officers for fiscal year 2009 (i) all stock options that were exercised; and (ii) all previously granted stock awards that vested.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jack Rhian	-	-	10,000	$66,300
Fred Siegel	-	-	5,500	36,465
Rich Rallo	-	-	6,500	43,095

(1)	Based on the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)	Based on the market value of the shares on the day of vesting.

Pension Benefits

During fiscal year 2009, AMAC did not have any plan that provided for pension payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

During fiscal year 2009, AMAC did not have any defined contribution or other plan that provided for the deferral of compensation on a basis that is not tax-qualified.

Potential Payment Upon Termination or Change-in-Control

Unless Mr. Rhian is terminated for cause (as defined in his employment agreement), in the event that we do not offer Mr. Rhian to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as his current employment agreement to begin immediately following the expiration of his current employment agreement, Mr. Rhian shall receive payment of base salary, based on the then applicable salary level, for a period of twelve (12) months from the date of the expiration of his current employment agreement.

In the event of his death during the term of the employment agreement, Mr. Rhian’s estate or such other person as he designated will be entitled to receive his base salary for a period of one year from the date of his death.

In the event that Mr. Rhian should become disabled and be unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) consecutive days in any 12 month period, we may terminate his employment agreement after the expiration of such period.

In addition, in the event there is a change in control (as defined in Mr. Rhian’s employment agreement) and Mr. Rhian’s employment with us is terminated within 180 days following such change in control without cause or through a constructive termination, then Mr. Rhian will be entitled to a lump sum cash payment equal to 2.99 times his average annual total compensation, as measured for the past 5 years, in lieu of any remaining obligations from us under his employment agreement.  Had such termination occurred on December 31, 2009, Mr. Rhian would have been entitled to receive a $777,400 payment as a result of such termination.

As described above, in the event of a change in control (as defined in Mr. Rhian’s employment agreement) if we or our successor in interest following such change in control, as applicable, and Mr. Rhian either agree to continue the employment agreement or to enter into a new employment agreement mutually acceptable to us or our successor and Mr. Rhian in lieu of his current employment agreement, then any shares of restricted stock which remain unvested, will vest immediately upon our or our successor’s mutual agreement with Mr. Rhian to continue his current employment agreement or to enter into a new employment agreement.

Unless Mr. Frederic Siegel is terminated for cause (as defined in Mr. Siegel’s employment agreement), in the event that the Company does not offer Mr. Siegel to enter into a written employment agreement with terms and conditions no less favorable that substantially the same terms and conditions as his current employment agreement to begin immediately following the expiration of his current employment agreement, Mr. Siegel shall receive payment of base salary, based on the then applicable salary level, for a period of twelve (12) months from the date of the expiration of his current employment agreement.

In the event of his death during the term of the employment agreement, Mr. Siegel’s estate or such other person as he designated will be entitled to receive his base salary for a period of one year from the date of his death.

In the event that Mr. Siegel should become disabled and be unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) consecutive days in any 12 month period, the Company may terminate the employment agreement after the expiration of such period.

In addition, in the event there is a change in control (as defined in Mr. Siegel’s employment agreement) and Mr. Siegel’s employment with us is terminated within 180 days following such change in control without cause or through constructive termination, Mr. Siegel will be entitled to a lump sum payment equal to 2.99 times his average annual total compensation, as measured for the past 5 years, in lieu of any remaining obligations of the Company under his employment agreement.  Had such termination occurred on December 31, 2009, Mr. Siegel would have been entitled to receive a $598,000 payment as a result of such termination.

As described above, in the event of a change in control, if we or our successor in interest following such change in control, as applicable, and Mr. Siegel either agree to continue the employment agreement or to enter into a new employment agreement mutually acceptable to us or our successor and Mr. Siegel in lieu of his current employment agreement, then any shares of restricted stock which remain unvested, will vest immediately.

Under the 2009 Rallo Agreement, unless Mr. Rallo is terminated for cause (as defined in the 2009 Rallo Agreement), in the event that the Company does not offer Mr. Rallo to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as the 2009 Rallo Agreement to begin immediately following the expiration of the 2009 Rallo Agreement, Mr. Rallo will receive payment of base salary, based on the then applicable salary level, for a period of twelve (12) months, commencing seven (7) months following the date of the expiration of the 2009 Rallo Agreement.

Under the 2009 Rallo Agreement, in the event of Mr. Rallo’s death during the term of the 2009 Rallo Agreement, Mr. Rallo’s estate or such other person as he designated will be entitled to receive his base salary for a period of one year from the date of his death.

In the event that Mr. Rallo becomes disabled and is unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) consecutive days in any 12 month period, we are entitled to terminate the 2009 Rallo Agreement after the expiration of such period

In addition, under the 2009 Rallo Agreement in the event that there is a Change in Control (as defined in the 2009 Rallo Agreement) and Mr. Rallo’s employment with the Company is terminated following such Change in Control under certain conditions, Mr. Rallo will be entitled to receive a lump sum payment equal to 2.99 times his average annual total compensation, as measured for the past 5 years, in lieu of any remaining obligations of the Company under the 2009 Employment Agreement.  Had such termination occurred on December 31, 2009, Mr. Rallo would have been entitled to receive a $547,170 payment as a result of such termination.

As described above, in the event of a Change in Control if we or our successor in interest following such change in control, as applicable, and Mr. Rallo either agree to continue his current employment agreement or to enter into a new employment agreement mutually acceptable to us or our successor and Mr. Rallo in lieu of his current employment agreement, then any shares of restricted stock held by him which remain unvested, will vest immediately upon our or our successor’s mutual agreement with Mr. Rallo to continue his current employment agreement or to enter into a new employment agreement.

Under the 2009 Baldwin Agreement, in the event Ms. Baldwin is terminated without cause (as defined in the 2009 Baldwin Agreement), and, in the event that we do not offer Ms. Baldwin to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as the 2009 Baldwin Agreement to begin immediately following the expiration of such agreement, Ms. Baldwin will receive payment of base salary, based on the then applicable salary level, for a period of twelve (12) months from the date of the expiration of her current employment agreement.

In the event of Ms. Baldwin’s death during the term of the 2009 Baldwin Agreement, Ms. Baldwin’s estate or such other person as she designated is entitled to receive her base salary for a period of one year from the date of her death.

In the event that Ms. Baldwin becomes disabled and is unable to perform her duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) consecutive days in any 12 month period, we have the right to terminate the 2009 Baldwin Agreement after the expiration of such period.

In addition, under the 2009 Baldwin Agreement, in the event there is a change in control (as defined in the 2009 Baldwin Agreement) and Ms. Baldwin’s employment with us is terminated within 180 days following such change in control without cause or through a constructive termination, then Ms. Baldwin is entitled to the greater of (i) an amount equal to the remainder of her salary which would be payable through the expiration of the 2009 Baldwin Agreement or (ii) an amount equal to twelve (12) months of the salary in effect under that agreement at the time of such termination. In such event, we are also required to pay all health insurance benefits otherwise payable to Ms. Baldwin be paid for the greater of the otherwise remaining term of the 2009 Baldwin Agreement (notwithstanding termination) or twelve (12) months. Had such termination occurred on December 31, 2009, Ms. Baldwin would have been entitled to receive a $ $455,000 payment as a result of such termination.

Ownership of AMAC Common Stock

The following table sets forth certain information regarding beneficial ownership of AMAC’s common stock as of June 18, 2010, by (i) each person who is known by AMAC to beneficially own more than five percent of AMAC’s common stock, (ii) each of AMAC’s current directors, (iii) each of the named executive officers in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

Name and address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Percentage of Class

5% Stockholders:
Discovery Group I, LLC Daniel J. Donoghue Michael R. Murphy 191 North Wacker Drive Suite 1685 Chicago, Illinois 60606	747,592	(3)	7.8%
Directors and Named Executive Officers
Howard M. Siegel	913,369	(4)	9.6%
Ronald Levin 184 Greenway Road Lido Beach, NY 11561	145,647	(5)	1.5%
John S.T. Gallagher 26 Woodfield Road Stony Brook, NY 11790	39,847	(6)	*
Frederic Siegel	399,842	(7)	4.1%
Yacov Shamash, PH.D. 7 Quaker Hill Road Stony Brook, NY 11790	68,947	(8)	*
Jack Rhian	383,953	(9)	4.0%
Richard Rallo	132,226	(10)	1.4%
Randi Baldwin	62,451	(11)	*
Gregory Fortunoff 25 Montrose Court, Roslyn, NY 11576	830,668	(12)	8.7%
All executive officers and directors as a group (9 persons)	2,976,950		29.6%

*      Less than one percent.

(1)	Except as otherwise indicated, the address of each individual listed is c/o the Company at 3265 Lawson Boulevard, Oceanside, New York 11572.

(2)
This table is based upon information supplied by officers, directors and stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”).  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 9,557,870 shares outstanding on June 18, 2010, adjusted as required by rules promulgated by the SEC.

A person is deemed to be the beneficial owner of securities that can be acquired by such person currently or within 60 days upon the exercise of any option, warrant or right or upon conversion of any security (in any case, the “Currently Exercisable Right”). Each beneficial owner’s percentage ownership is determined by assuming that the Currently Exercisable Rights that are held by such person (but not those held by any other person) have been exercised and shares issued upon such assumed exercise are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock assumed to be owned by the holder based on the assumed exercise of such rights, but (except for the calculation of beneficial ownership by all directors and executive officers as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(3)
Based on the Schedule 13D/A filed with the SEC on June 17, 2010 by Discovery Equity Partners, L.P., Discovery Group I, LLC, Daniel J. Donoghue and Michael R. Murphy.  Discovery Group is the sole general partner of Discovery Equity Partners, L.P and has sole discretionary investment authority with respect to Discovery Equity Partners’ shares of the Company’s common stock.  Daniel J. Donoghue and Michael R. Murphy are the sole managing members of Discovery Group.  As a consequence, Discovery Group and Messrs. Donoghue and Murphy share beneficial ownership of all the shares of the Company’s common stock owned by Discovery Group and Discovery Equity Partners, while Discovery Equity Partners shares beneficial ownership with Discovery Group and Messrs. Donoghue and Murphy of only the 641,208 shares of Common Stock owned by it.

(4)	Includes 24,000 shares held by Mr. Siegel’s wife, and 19,300 shares held as custodian for his son. Mr. Siegel has pledged 110,000 shares of the Company’s common stock.

(5)
Includes 40,000 shares issuable upon the exercise of currently exercisable stock options.  Also includes 15,700 shares owned by Mr. Levin’s wife, as to which Mr. Levin disclaims beneficial ownership.  Mr. Levin maintains margin securities accounts at brokerage firms and the positions held in such margin accounts, which may from time to time include shares of the Company’s common stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts.  At June 18, 2010, Mr. Levin held 47,300 share in such accounts.

(6)	Includes 20,000 shares issuable upon the exercise of currently exercisable stock options.

(7)
Includes 123,926 shares issuable upon the exercise of currently exercisable stock options.   Also includes 5,500 shares of restricted stock that are not vested as of June 18, 2010 and are subject to forfeiture.

(8)	Includes 40,000 shares issuable upon the exercise of currently exercisable stock options.

(9)
Includes 93,199 shares issuable upon the exercise of currently exercisable stock options and 48,000 shares owned by Mr. Rhian's wife.  Also includes 10,000 shares of restricted stock that are not vested as of June 18, 2010 and are subject to forfeiture.

(10)
Includes 81,926 shares issuable upon the exercise of currently exercisable stock options.  Also includes 5,500 shares of restricted stock that are not vested as of June 18, 2010 and are subject to forfeiture.

(11)	Includes 59,180 shares issuable upon the exercise of currently exercisable stock options.

(12)
Includes 10,000 shares issuable upon the exercise of currently exercisable stock options. Also includes 17,700 shares held as custodian for his two minor children and 49,000 shares held in a GRAT for the benefit of his minor children over which Mr. Fortunoff maintains voting and investment power. Mr. Fortunoff maintains margin securities accounts at brokerage firms and the positions held in such margin accounts, which may from time to time include shares of the Company’s common stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts.  At June 18, 2010, Mr. Fortunoff held 820,668 shares in such accounts.

PROPOSAL NO. 2

APPROVAL OF THE AMERICAN MEDICAL ALERT CORP.
2010 EQUITY INCENTIVE PLAN

On June 30, 2010, our Board of Directors adopted, subject to shareholder approval, the American Medical Alert Corp. 2010 Equity Incentive Plan (the “2010 Plan”).  The following is a summary of the material terms of the 2010 Plan.  For further details regarding the terms of the plan, we encourage shareholders to review the full text of the 2010 Plan, which is included as Appendix A to this proxy statement.

If the 2010 Plan is approved by shareholders, no further grants will be made under the American Medical Alert Corp. 2005 Stock Incentive Plan (the “2005 Plan”).  The American Medical Alert Corp. 2000 Stock Option Plan terminated pursuant to its terms on March 17, 2010.

2010 Equity Incentive Plan

Purposes

The purposes of the 2010 Plan are to assist AMAC and its subsidiaries in attracting and retaining valued non-employee directors, employees and consultants, to align their respective interests with shareholders’ interests through equity-based compensation and to permit the granting of awards that are intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”).  Options (including options intended to qualify as incentive stock options under Section 422 of the Code), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards may be granted under the 2010 Plan.  AMAC believes it is essential to obtain authorization for the 2010 Plan in order to retain the ability to continue to provide a market-competitive incentive for retention and motivation of key employees.

Administration

Our Board of Directors or a committee of our Board of Directors will administer our 2010 Plan. In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m), the 2010 Plan will be administered by a committee will consist of two (2) or more “outside directors” within the meaning of Treasury Regulations issued pursuant to Section 162(m).

The administrator will have the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration payable upon exercise.  The administrator also will have the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices), awards of a different type and/or cash, or outstanding awards may be transferred to a third party.

Shares Subject to the 2010 Plan

The stock subject to options and awards under the 2010 Plan is authorized but unissued shares of our common stock or shares of treasury common stock. The number of shares of common stock that may be issued pursuant to awards under the 2010 Plan is 750,000 shares (and incentive stock options may be issued for the total number of shares reserved for issuance under the 2010 Plan).  In the event that any outstanding award under the 2010 Plan expires, is forfeited, cancelled or otherwise terminated without the issuance of shares or is otherwise settled for cash, the shares subject to such award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for awards under the 2010 Plan.

Section 162(m) Limitations

Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the three other most highly compensated officers (other than the chief executive officer or the chief financial officer). Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m).  One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan during a specified period.  Accordingly, the 2010 Plan provides that no participant may receive awards denominated in shares during any fiscal year in excess of 150,000 shares, and no participant may receive awards denominated in cash or property during any fiscal year in excess of $750,000, in each case, subject to adjustments made in accordance with the plan.  Shareholder approval of this proposal will constitute shareholder approval of this limitation for Section 162(m) purposes.

Eligibility

Incentive stock options, or ISOs, may be granted only to employees of AMAC or a subsidiary.  Nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards and performance-based compensation (including any of the foregoing awards structured as such) may be granted to employees and consultants, in each case, of AMAC or any of its subsidiaries and members of the Board of Directors of AMAC.  Each option will be designated in the stock option agreement as either an ISO or an NSO.  As of December 31, 2009, we estimate that approximately 550 employees, five consultants, as well as our four independent directors, were eligible to participate in the 2010 Plan.

Terms of Stock Options

Exercise Price. The exercise price for shares issued upon exercise of options will be determined by the administrator but may not be less than 100% of the fair market value of the stock underlying the option on the date the option is granted.  The exercise price of ISOs granted to a 10% or greater shareholder may not be less than 110% of the fair market value on the date of grant.

Form of Consideration. The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The 2010 Plan permits payment to be made by cash; check; other shares of our common stock (with some restrictions); consideration received by AMAC under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the 2010 Plan; shares of our common stock otherwise issuable in connection with the exercise of the option that are withheld by AMAC; any combination of the foregoing; or any other method of payment determined by the administrator to be consistent with applicable laws.

Term of Options. The term of an option may be no more than five years from the date of grant.

Other Provisions.  The award agreement for each option grant may contain other terms, provisions and conditions not inconsistent with the 2010 Plan and applicable laws, as may be determined by the administrator.

Post-Termination Exercise.  After termination of an employee, consultant or director, he or she may exercise his or her option, to the extent vested, for the period of time specified in the option agreement.  In the absence of a specified time in the option agreement, the option will remain exercisable for twelve (12) months following a termination due to death or disability, and for three (3) months in all other cases.  However, an option generally may not be exercised later than the expiration of its term.  If an employee, consultant or director is terminated for cause, the option will terminate immediately upon such termination, and will not then be exercisable by such employee, consultant or director.

Stock Appreciation Rights

Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant.  The administrator will determine the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than one hundred percent (100%) of the fair market value per share on the date of grant.  Stock appreciation rights expire under the same rules that apply to stock options.

Restricted Stock Awards

Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator.  The administrator will determine the number of shares of restricted stock granted to any employee. The administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals.  Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units

Restricted stock units are awards that will result in payment to a participant at the end of a specified period only if the vesting criteria established by the administrator are achieved or the award otherwise vests.  Generally, a participant will receive the fair market value of a share of our common stock upon vesting for each share underlying the restricted stock unit. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate.  For example, the administrator may set restrictions based on the achievement of specific performance goals, on the continuation of service or employment or any other basis determined by the administrator.  Payments of earned restricted stock units may be made, in the administrator’s discretion, in cash or with shares of our common stock, or a combination thereof.

Other Stock-Based Awards

The administrator will have the right to grant other awards of shares of our common stock or valued by reference to or based upon the fair market value of our common stock, having such terms and conditions as the administrator may determine, including without limitation, unrestricted shares of our common stock.  Unrestricted shares of our common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.  The administrator will determine to whom and when other stock-based awards will be made, the number of shares to be awarded under (or otherwise related to) such other stock-based awards, whether such other stock-based awards will be settled in cash, shares or a combination of cash and shares, and all other terms and conditions of such awards.

Performance Goals

Any awards granted under the 2010 Plan may be granted so as to qualify for the performance-based compensation exemption of Section 162(m) (“Section 162(m) performance-based awards”). As determined by the administrator in its sole discretion, either the granting, vesting or payment of such performance-based awards will be based on achievement of performance goals based on one or more performance measures as set forth in the 2010 Plan.

The business criteria to be used for establishing performance goals under any Section 162(m) performance-based award will be as follows: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings or gross earnings (either before or after interest and taxes, depreciation and amortization, or before or after interest and taxes); (f) economic value-added; (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders’ equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; and (ff) new or expanded market penetration.  The foregoing criteria shall have any reasonable definitions that the Administrator may specify, which may include or exclude any or all of the following items, as the Administrator may specify; (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures.

In addition, Section 162(m) performance-based awards may use the foregoing business criteria to measure the performance of AMAC and/or any of its subsidiaries as a whole, any business unit or divisional unit thereof or any combination thereof against any goal including past performance or compared to the performance of a group of comparable companies or a published or special index. Subject to Section 162(m), the administrator may adjust the performance goals (including to prorate goals and payments for a partial plan year) in the event of the following occurrences: (i) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or polices; (ii) mergers and acquisitions; and (iii) financing transactions, including selling accounts receivable.

Section 162(m) performance-based awards may not be adjusted in a manner more favorable to a participant.  Subject to the amendment provisions of the 2010 Plan, the administrator may adjust such awards in a manner less favorable to a participant, either on a formula or discretionary basis or any combination, as the administrator determines in its discretion.

Transferability of Awards

Unless otherwise determined by the administrator, an award granted under the 2010 Plan may not be transferred or assigned during a participant’s lifetime and will not be transferable or assignable by the participant except in the event of his or her death (subject to the applicable laws of descent and distribution).  Notwithstanding the foregoing, the administrator, in its discretion, may permit the transfer, solely as gifts or pursuant to a domestic relations order during a participant’s lifetime, of awards (other than ISOs) to certain immediate family members of a participant and certain entities controlled by a participant.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2010 Plan, the administrator will make adjustments to one or more of the number and class of shares that may be issued under the 2010 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the 2010 Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards, to the extent that they have not been previously exercised, will terminate immediately prior to the consummation of such proposed transaction.

Change in Control Transactions

The 2010 Plan provides that in the event of a change in control, as defined in the 2010 Plan, each outstanding award will be treated as the administrator determines, including, without limitation, that awards may be assumed or substituted for by the acquiring or succeeding corporation, awards may vest in whole or in part prior to or upon consummation of the change in control and, to the extent the administrator determines, terminate on the effectiveness of the change in control, or awards may be terminated in exchange for cash and/or property or replaced with other rights or property.  The administrator will not be required to treat all awards similarly in the event of a change in control.

Cancellation and Rescission of Awards for Fraud and Other Misconduct

Unless the award agreement specifies otherwise, the administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict a participant’s rights, payments, and benefits with respect to an outstanding award that has not yet been exercised, delivered, or otherwise settled (i) in the event of the termination of such participant’s continuous service for cause, or (ii) in the case of certain specified types of misconduct, including fraud, misappropriation of AMAC property, including intellectual property, and violation of non-competition obligations.  In addition, if AMAC is required to prepare an accounting restatement due to the material noncompliance of AMAC, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, will be required to reimburse AMAC the amount of any payment in settlement of an award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the applicable non-compliant financial document.  The administrator may also specify in an award agreement additional events that may cause a participant’s rights, payments and benefits with respect to an award to be subject to reduction, cancellation, forfeiture, rescission or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an award.

Plan Amendments and Termination

No award may be granted under the 2010 Plan on or after the ten year anniversary of the date it was initially approved by the Board of Directors, or earlier, if we terminate the 2010 Plan sooner.  The administrator may amend, modify or terminate the 2010 Plan or any portion thereof or any award under the 2010 Plan at any time provided that, subject to certain exceptions, the participant’s consent to any action affecting that participant’s award must be obtained unless the administrator determines that the action would not materially diminish the rights of the participant under any award granted to such participant under the 2010 Plan or is necessary and desirable to cause the award to comply with applicable laws or to obtain or maintain favorable tax, securities exchange, or regulatory treatment.  Subject to certain exceptions, no such action shall be made without the prior approval of AMAC’s shareholders, if such approval is necessary to comply with any applicable laws, including if such action increases the number of shares available under the 2010 Plan, or changes certain eligibility requirements under the 2010 Plan, in each case to the extent such shareholder approval is required at the time such action is taken.

Tax Withholding

AMAC has the power and right to deduct or withhold automatically from any amount deliverable under an award or otherwise, or require a participant to remit to AMAC, the amount necessary to satisfy all applicable taxes to be withheld with respect to any taxable event arising under the 2010 Plan.  Subject to the foregoing and the approval of the administrator, participants may elect to satisfy any withholding requirement, in whole or in part, by having AMAC withhold shares of AMAC’s common stock having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed.

Federal Income Tax Consequences

Incentive Stock Options — A participant who receives an ISO will generally recognize no taxable income for regular federal income tax purposes upon either the grant or the exercise of such ISO. However, when a participant exercises an ISO, the difference between the fair market value of the shares purchased and the option price of those shares will be includable in determining the participant’s alternative minimum taxable income.

If the shares are retained by the participant for at least one year from the date of exercise and two years from the date of grant of the options, gain will be taxable to the participant upon sale of the shares acquired upon exercise of the ISO, as a long-term capital gain.  In general, the adjusted basis for the shares acquired upon exercise will be the option price paid with respect to such exercise.  AMAC will not be entitled to a tax deduction arising from the exercise of an ISO if the employee qualifies for such long-term capital gain treatment.

Nonstatutory Stock Options (NSOs) and Stock Appreciation Rights (SARs) — A participant will not recognize taxable income for federal income tax purposes at the time an NSO or SAR is granted. However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares that are not subject to a substantial risk of forfeiture.  The amount of such compensation will be the difference between the option price for an NSO, or base price, for an SAR, and the fair market value of the shares on the date of exercise of the NSO or cash or shares received upon the exercise of the SAR. AMAC will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized income upon exercise of the NSO or the SAR.

The participant’s basis in any shares acquired upon the exercise of an NSO or SAR will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares. The participant will recognize gain or loss when he or she disposes of any shares obtained upon exercise of an NSO or SAR in an amount equal to the difference between the selling price and the participant’s tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.

Stock Rights — The federal income tax consequences of a stock right will depend on how the award is structured.  A participant will recognize ordinary income on the grant of an award of unrestricted shares of common stock equal to the excess of the fair market of each share subject to the stock right over the purchase price paid by the participant.  If the award is structured as a restricted stock award (i.e., with transfer restrictions and/or a right of repurchase by AMAC), then unless a participant makes a voluntary filing under Section 83(b) of the Code to recognize ordinary income on the date the award is granted, a participant granted a restricted stock award will recognize ordinary income on the excess of the fair market of each share subject to the stock right over the purchase price paid by the participant on the date restrictions lapse.  AMAC will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant recognizes income in respect of the award.

Other Stock Based Awards (including Restricted Stock Units) other than SARs — The tax consequences of other stock based awards depends on how the awards are structured.  Generally, an award such as restricted stock units will cause a participant to recognize income on the date the award is paid to the participant or “constructively received” by the participant, provided the award complies with Section 409A of the Code.  There are no immediate tax consequences of receiving an award of restricted stock units under the 2010 Plan. AMAC will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant recognizes income in respect of the award.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about securities authorized for issuance under AMAC’s equity compensation plans as of December 31, 2009, including the 2000 Stock Option Plan (“2000 Plan”) and the 2005 Stock Incentive Plan (“2005 Plan”):

(c)
	(a)				Number of securities
	Number of securities		(b)		remaining available for
	to be issued upon		Weighted-average		future issuance under
	exercise of		exercise		equity compensation
	outstanding		price of outstanding		plans (excluding
	options, warrants		options, warrants and		securities reflected in
Plan Category	and rights		rights		column (a))

Equity compensation plans approved by security holders	953,785	(1)	$4.02	(2)	344,411	(3)

Equity compensation plans not approved by security holders (3)	10,000	(4)	5.93			(4)

(1)	Includes 894,785 shares subject to stock options and 59,000 performance-based shares subject to future vesting (which performance-based shares are fully vested at June 18, 2010).

(2)
This amount includes 894,785 shares subject to outstanding stock options at a weighted average price of $4.29, and 59,000 performance-based shares with a $0 exercise price.  If the performance based shares are excluded from the calculation, then the weighted average exercise price is $4.29.

(3)	As of June 18, 2010, approximately 268,641 shares of AMAC’s common stock remain available for issuance under the 2005 Plan. The 2000 Plan terminated on March 17, 2010.

(4)
On October 26, 2009, AMAC issued, in connection with a strategic business relationship, (i) a warrant to purchase 10,000 shares of our common stock, of which 5,000 shares vested immediately and 5,000 shares vest one year from the grant date subject to certain conditions, which is exercisable for a five year term from the applicable vesting date, and (ii) a warrant to purchase a number of shares of our common stock determined by a formula based on future levels of business activity in connection with such strategic business relationship, which is exercisable for a five year term from the grant date subject to earlier termination in the event of the termination of the strategic business relationship.  Each warrant has a per share exercise price of $5.93.

New Plan Benefits

The following table shows the restricted stock and performance-based stock awards that the individuals and groups referred to below will receive in 2010 if the 2010 Plan and is approved by the Company’s shareholders at this Annual Meeting.  For amounts granted under prior incentive plans, see the “Summary Compensation Table” beginning on page 22.

New Plan Benefits

Name and Position	Dollar Value	Number of Units
Jack Rhian, President and Chief Executive Officer	N/A	18,000	*
Richard Rallo, Chief Financial Officer, Chief Operating Officer of HSMS, and Corporate Secretary	$0	—
Fred Siegel, Executive Vice President	$0	—
Randi Baldwin, Senior Vice President, Marketing and Program Development	$0	—
Executive group	N/A	18,000	*
Non-Executive Director Group	N/A	16,921	**
Non-Executive Officer Group	$0	—

*  On June 30, 2010, Mr. Rhian elected to forfeit his rights to the up to 18,000 shares of bonus compensation stock he is entitled to with respect to fiscal year 2010, as described in more detail above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.”  Our Board of Directors has granted to Mr. Rhian a replacement award of up 18,000 shares of bonus compensation stock (with substantially the same terms and conditions as the forfeited grant) under the 2010 Plan, subject to approval by the shareholders of the 2010 Plan, as follows: (i) up to 16,000 shares of our common stock, based on meeting or exceeding EBIT growth in fiscal 2010 over fiscal year 2009 by 25.0% or more (as set forth in our audited financial statements for the applicable fiscal year), and (ii) 2,000 shares based on our total revenues, as set forth in our audited financial statements for fiscal year 2010, meeting or exceeding an amount equal to at least 115% of our total revenues for fiscal year 2009.  Both the forfeiture and replacement of the original award were made in recognition that such bonus shares, if earned and paid under the 2005 Plan, may have exceeded the individual award limits applicable to Mr. Rhian under the 2005 Plan.  In connection with the Compensation Committee’s review of the design of performance-based incentive stock compensation for the executive management team, the performance criteria for these shares may be modified during fiscal year 2010.

**  Based on the director compensation policy in place for non-employee directors with respect to fiscal year 2010, the non-employee directors would have received a total of 16,921 shares of restricted stock under the 2010 Plan had it been in place during fiscal year 2009.  Please refer to the “Narrative Disclosure to Director Compensation Table” for a description of non-employee director compensation for fiscal year 2010.  For fiscal year 2010, two non-employee directors elected to receive cash, and not stock, with respect to the retainers for the Audit Committee and Compensation Committee.  The cash payment is not subject to the 2010 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMERICAN MEDICAL ALERT CORP. 2010 STOCK INCENTIVE PLAN.

Audit Committee Report

During fiscal year 2009, the Audit Committee reviewed and discussed with management of the Company and with Margolin, Winer & Evens LLP, the independent auditors of the Company, the audited financial statements of the Company as of December 31, 2007, 2008 and 2009, and for each of the three years then ended, respectively (the “Audited Financial Statements”). In addition, the Audit Committee discussed with Margolin, Winer & Evens LLP the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with them their independence from the Company.  The Audit Committee also discussed with management of the Company and the independent auditors such other matters and received such assurances from them as it deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process.  Margolin, Winer & Evens LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereupon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of the independent auditors with respect to the Audited Financial Statements, and relying thereon, the Audit Committee recommended to the Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

THE AUDIT COMMITTEE

Yacov Shamash
Ronald Levin
Gregory Fortunoff
John S.T. Gallagher

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT
AUDITORS

Shareholders will be asked to ratify the selection by the Audit Committee of Margolin, Winer & Evens LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010. Margolin, Winer & Evens LLP currently serves as the Company’s independent registered public accounting firm, and has served as such since 1995.  Representatives of the firm will be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders concerning the accounts of AMAC.

Although the submission to shareholders of the selection of Margolin, Winer & Evens LLP is not required by law or the Company’s Amended and Restated Bylaws, the Audit Committee believes it is appropriate to submit this matter to shareholders to allow a forum for shareholders to express their views with regard to the Audit Committee’s selection.  The Audit Committee retains the sole authority to select and replace the Company’s independent registered public accounting firm at any time.  In the event shareholders do not ratify the selection, the Audit Committee may, but is not required to, reconsider the selection of Margolin, Winer & Evens LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
SELECTION OF MARGOLIN, WINER & EVENS LLP.

Fees Paid to the Independent Auditors

During the fiscal years ended December 31, 2008 (“fiscal year 2008”) and December 31, 2009 (“fiscal year 2009”), professional services were performed for AMAC by Margolin, Winer & Evens LLP (“MWE”), AMAC’s independent registered public accounting firm. Set forth below is information relating to the aggregate fees billed by MWE for professional services rendered for each such fiscal year.  All fees and services were pre-approved in accordance with the Audit Committee’s pre-approval policy.

Audit Fees

The aggregate fees billed for MWE’s audit of AMAC’s consolidated annual financial statements, review of financial statements in AMAC’s Forms 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements were $260,500 for fiscal year 2009 and $248,000 for fiscal year 2008.

Audit Related Fees

Audit related fees billed to the Company by MWE during fiscal year 2009 and fiscal year 2008 were $13,000 and $18,500, respectively.  Such amounts include employee benefit plan audits and consultations concerning financial accounting and reporting.

Tax Fees

Tax fees billed to the Company by MWE during fiscal year 2009 and fiscal year 2008 were $61,500 and $62,000, respectively.  Such fees involved the preparation of tax returns.

All Other Fees

There were no fees billed by MWE for any other services in fiscal year 2008 or fiscal year 2009.

Pre-Approval Policy for Services by Independent Registered Public Accounting Firm

The Audit Committee has implemented procedures for the pre-approval of all engagements of the AMAC’s independent registered public accounting firm for both audit and permissible non-audit services, including the fees and terms of each engagement, subject to certain permitted statutory de minimus exceptions.  The Audit Committee annually meets with the independent registered public accounting firm and reviews and pre-approves all audit and audit-related services prior to the commencement of the audit engagement.  The Audit Committee will discuss any non-audit services with management and, as necessary, with the independent registered public accounting firm, prior to making any determination to approve or reject any such engagement.  All audit, audit-related and tax fees for fiscal year 2009 were pre-approved by the Audit Committee.

RELATED PARTY TRANSACTIONS

Policy

The Audit Committee recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception or appearance thereof).  The Board of Directors has adopted a Related Party Transactions Policy (the “Policy”) to be followed in connection with all related party transactions involving AMAC.  This Policy may be found on AMAC’s website at www.amac.com under the “Investor Relations, Corporate Governance” headings.

For purposes of the Policy, a “Related Party” is:

•	Each director and executive officer of AMAC;

•	Any nominees for election as a director of AMAC;

•	Any security holder who is known by AMAC to own of record or beneficially own more than 5% of any class of AMAC’s voting securities; and

•	Any immediate family member of any of the foregoing persons, including persons sharing such person’s household, other than an employee or tenant.

For purposes of the Policy, a “related party transaction” is any transaction or series of transactions in which AMAC participates and a Related Party has a direct or indirect material interest, such as sales, purchase and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees. Examples of a transaction in which a Related Party would have a direct or indirect material interest include transactions between AMAC and any entity that is owned or controlled by a Related Party, or an entity in which a Related Party has a substantial interest or control.

The Board of Directors has determined that the Audit Committee is best suited to review and approve related party transactions.  Compensation arrangements reviewed by the Compensation Committee are not subject to the Policy and are not required to be reviewed by the Audit Committee.  Messrs. Shamash, Levin, Gallagher and Fortunoff, all of whom were determined by the Board to be independent, are the sole members of the Audit Committee.  In evaluating a related party transaction, the Audit Committee shall, in its judgment, consider the relevant facts and circumstances of the related party transaction and any of the following factors that are relevant:

•	The position or relationship of the Related Party at or with AMAC;

•	The materiality of the transaction to the Related Party, including the dollar value of the transaction;

•	The business purpose for and reasonableness of the transaction;

•	Whether the related party transaction is comparable to a transaction that could be available on an arms-length basis;

•
Whether the related party transaction would cause AMAC to be in violation of Nasdaq listing standards (or the listing standards of any other exchange or market constituting AMAC’s primary trading market); and

•	The effect of the transaction on AMAC’s business and operations.

During fiscal year 2009, AMAC engaged in the following related party transactions:

AMAC's executive offices and back-up Emergency Response Center are located in a 5,600 square foot facility at 3265 Lawson Boulevard, Oceanside, New York.  On January 1, 1995, AMAC entered into a five-year operating lease with Howard M. Siegel, Chairman of the Board and Senior Advisor, to lease this space.  In February 1998, the lease was extended until September 30, 2007 and subsequently through additional extensions has been extended through December 2012.  The lease currently provides for a base annual rent of $133,963 plus reimbursements for real estate taxes and other operating expenses.

Howard M. Siegel owed AMAC $123,532 at December 31, 2001 for certain advances made to him.  In July 2002, the amount owned by Mr. Siegel, plus accrued interest, was converted into a term promissory note.  The term promissory note bore interest at a rate of 5% per annum and was payable in monthly installments of principal and interest through September 1, 2009.  The note was paid in full upon maturity.  At December 31, 2008 there was $21,117 outstanding thereunder.

During fiscal year 2009, AMAC paid to Howard Siegel compensation equal to $176,059, for his service as Senior Advisor under his then-effective employment agreement with AMAC.  This compensation included $175,000 in salary and $1,059 in 401(k) contributions.  AMAC entered into an at-will employment agreement with Mr. Siegel, effective January 1, 2010, under which Mr. Siegel continues to serve as Senior Advisor to the President and Chief Executive Officer.  Under this employment agreement, AMAC has agreed to pay Mr. Siegel a salary of $125,000 per year. In addition, AMAC has agreed to provide Mr. Siegel with the use of a suitable automobile leased by AMAC, including any insurance costs, with all reasonable expenses of operation related to performance of his duties.  AMAC has also agreed to reimburse Mr. Siegel for the cost of his U.S. Medicare coverage.  The foregoing transaction was reviewed and recommended for approval to the Board of Directors by the Compensation Committee, and was then approved by the Board of Directors based on the recommendation of the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

AMAC’s executive officers, directors and 10% shareholders are required under the Securities Exchange Act of 1934 to file reports of ownership and change in ownership with the Securities and Exchange Commission.  Copies of these reports must also be furnished to AMAC.

Based solely on review of the copies of such reports furnished to AMAC, or written representations that no reports were required, AMAC believes that during fiscal year 2009 its executive officers, directors and 10% holders complied with all filing requirements except that an untimely Form 4 was filed by each of Yacov Shamash, Ron Levin, Gregory Fortunoff and John S.T. Gallagher on October 5, 2009 in connection with a grant of restricted stock on September 30, 2009.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Shareholder Proposals for Inclusion in the 2011 Proxy Statement

Shareholders of AMAC are entitled to submit proposals to be included in AMAC’s proxy materials for the Annual Meeting of Shareholders in 2011, provided that these matters are appropriate for shareholder action and that the shareholder complies with the requirements of Rule 14a-8 of the Exchange Act.  To be eligible for inclusion, shareholder proposals must be received by the Corporate Secretary of AMAC (see address below) no later than March 3, 2011.

Director Nominations and Other Shareholder Proposals for Presentation at the 2011 Annual Meeting

AMAC’s Bylaws require advanced notice of any proposal of business to be brought before an annual meeting by a shareholder that will not be included in AMAC’s proxy materials, including any such proposal for the nomination for election of a director.  Any such shareholder proposal must comply with the procedural requirements of AMAC’s Bylaws and for which written notice is received by the Corporate Secretary of AMAC (see address below) not later than the close of business on the 120th day and not earlier than the close of business on the 150th day prior to the first anniversary of the mailing of the preceding year’s proxy statement relating to the previous year’s annual meeting of shareholders (unless the Company did not hold such previous year's annual meeting or the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, in which case the Bylaws provide alternative dates for timeliness).  Accordingly, any shareholder who wishes to have a nomination or other business considered by shareholders at the 2011 Annual Meeting must deliver written notice to the Corporate Secretary (containing the information required by the Bylaws) no earlier than the close of business on February 1, 2011, and no later than March 3, 2011.  Any proposal received outside of these dates will be considered untimely.  The advance notice requirement in our Bylaws supersedes the notice period in Rule 14a-4(c)(1) of the federal proxy rules regarding discretionary proxy voting authority with respect to such shareholder business.

The above summary sets forth the procedures by which proposals may be properly brought before and voted upon at AMAC’s Annual Meeting of Shareholders.  If you plan to submit a proposal or nominate a director, please review our Amended and Restated Bylaws carefully.  You may obtain a copy of our Bylaws by mailing a request in writing to the address set forth below. Our Bylaws are also available as Exhibit 3(b) of the Company’s Form 10-K for year ended December 31, 2007.

All shareholder proposals and notices should be directed to the Corporate Secretary of AMAC c/o American Medical Alert Corp., 3265 Lawson Boulevard, P.O. Box 40, Oceanside, NY 11572.  Any director nominations should be addressed to the Nominating Committee c/o the Corporate Secretary at the same address.

OTHER BUSINESS

The Board of Directors does not know of any other business to come before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, it is the intention of the persons named in the proxy card and voting instruction card to vote on such matters in accordance with their best judgment.  Discretionary authority for them to do so is contained in the proxy card and voting instruction card.  The Annual Meeting may be adjourned from time to time by approval of a majority of votes cast by holders of shares present at the Annual Meeting, whether or not a quorum exists.

SHAREHOLDERS SHARING THE SAME ADDRESS

In order to reduce printing and postage costs, in certain cases AMAC is sending only one copy of its annual report and proxy statement to shareholders of record sharing the same address.  AMAC will not use this practice, known as “householding,” if AMAC is notified that one or more of these shareholders wishes to continue receiving individual copies. If any shareholder of record residing at such address wishes to receive a separate annual report or proxy statement for this Annual Meeting or in the future, he or she may contact AMAC’s Corporate Secretary, and AMAC will promptly deliver a separate copy of the documents requested. If a shareholder of record is receiving multiple copies of the annual report and proxy statement, the shareholder can request householding by contacting AMAC’s Corporate Secretary. The Corporate Secretary may be contacted by writing to the Corporate Secretary of AMAC c/o American Medical Alert Corp., 3265 Lawson Boulevard, P.O. Box 40, Oceanside, NY 11572.

Shareholders who participate in householding will continue to receive individual proxy cards. Beneficial owners (i.e., shares are held in the name of a broker, bank or other nominee) can request information about householding from their broker, bank or other nominee of record.

ANNUAL REPORT ON FORM 10-K FILED WITH
SECURITIES AND EXCHANGE COMMISSION

A COPY OF AMAC’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009, MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER, UPON WRITTEN REQUEST DIRECTED TO THE CORPORATE SECRETARY OF AMERICAN MEDICAL ALERT C/O AMERICAN MEDICAL ALERT CORP., 3265 LAWSON BOULEVARD, P.O. BOX 40, OCEANSIDE, NY 11572.

By Order of the Board of Directors,

Richard Rallo
Corporate Secretary
July 1, 2010

APPENDIX A

AMERICAN MEDICAL ALERT CORP.
2010 EQUITY INCENTIVE PLAN

1.           Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.  The Plan also permits the grant of awards that are intended to constitute performance-based compensation for certain executive officers under Section 162(m).

2.           Definitions. As used herein, the following definitions will apply:

(a)           “Action” has the meaning set forth in Section 30.

(b)           “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

(c)           “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity that the Company has a substantial direct or indirect equity interest, as determined by the Board.

(d)           “Annual Award Limit” has the meaning set forth in Section 3(c)(ii).

(e)           “Applicable Laws” means the requirements relating to the administration of equity-based awards and any related matters under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and any stock exchange or quotation system on which the Common Stock is listed or quoted, and all rules and regulations relating to any of the foregoing.

(f)           “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Performance-Based Compensation award.

(g)           “Award Agreement” either (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company or a Subsidiary of the Company to a Participant describing the terms and provisions of the actual grant of such Award.

(h)           “Beneficial Owner” will have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(i)           “Board” means the Board of Directors of the Company.

(j)           “Cause” means (i) “cause,” as such term (or any similar term, such as “with cause”) is defined in any employment, consulting or other applicable agreement for services between the Company or a Subsidiary of the Company, as applicable, and such Participant, or (ii) in the absence of such an agreement, “cause” as such term is defined in the Award Agreement between the Company and such Participant, or (iii) in the absence of both of the foregoing, (A) the Participant’s persistent or chronic refusal or failure to perform any of his or her reasonable duties and responsibilities, as determined from time to time by the Board, which remains uncured to the reasonable satisfaction of the Board within 30 days of written notice from the Company of such alleged fault; (B) the Participant acts (including a failure to act) in a manner which constitutes willful misconduct, gross negligence, or insubordination; (C) in the Company’s determination that, in the reasonable judgment of the Board, the Participant has: (x) committed an act of fraud, embezzlement or misappropriation relating to the Company; (y) violated any material provision of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company’s Code of Business Conduct and Ethics; or (z) committed any other act causing material harm to the Company’s standing or reputation, or any act of unauthorized use or disclosure of confidential or proprietary information or other intellectual property or trade secrets of the Company, common law fraud or other fraud with respect thereto; (D) a breach by the Participant of any material term of the Plan or any Award Agreement, any other written agreement with the Company or any fiduciary duty to the Company; (E) the Participant’s indictment for or conviction (or the entry of a plea of a nolo contendere or equivalent plea) in a court of competent jurisdiction of a felony, or any misdemeanor, which misdemeanor involves material dishonesty or moral turpitude; or (F) the Participant’s habitual or repeated misuse of, or habitual or repeated performance of the Participant’s duties under the influence of, alcohol or controlled substances.  As used in this definition of “Cause”, the “Company” will mean the Company and each of the Company’s Subsidiaries.

(k)           “Change in Control” means the occurrence of any of the following events:

(i)           any Person, other than an Affiliate of the Company immediately prior to consummation of such transaction, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding securities; or

(ii)           individuals who, on the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason over a period of one (1) year to constitute a majority of the number of directors then serving on the Board; provided, however, that any new director whose appointment or election by the Incumbent Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved or recommended, will be considered as though such person were a member of the Incumbent Board; or

(iii)           there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation (in one or a series of related transactions), other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the securities of the Company or any surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes, as a result of such merger or consolidation, the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities; or

(iv)           there is consummated one or more sales, leases, exchanges, or other transfers (in one or a series of related transactions) of all or substantially all of the Company’s assets; provided that the following will not constitute a Change in Control under this subsection (iv): (A) a transfer of assets to an entity that is controlled by the Company’s stockholders immediately prior to consummation of such transaction, or (B) a transfer of assets by the Company to an Affiliate of the Company immediately prior to consummation of such transaction.

(l)           “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(m)           “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4.

(n)           “Common Stock” means the common stock of the Company, par value $0.01 per share.

(o)           “Company” means American Medical Alert Corp., a New York corporation, or any successor thereto.

(p)           “Consultant” means any natural person (other than an Employee or a Director) who is engaged by the Company or a Subsidiary to render consulting or advisory services to such entity; provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

(q)           “Continuous Service” means that the provision of services to the Company or a Subsidiary in any capacity of Employee, Director or Consultant is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service will be deemed terminated upon the actual cessation of providing services to the Company or a Subsidiary which, to the extent applicable, will not be deemed to occur until the expiration of any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under applicable labor laws. Continuous Service will not be considered interrupted in the case of (i) any sick leave, military leave or other approved “bona fide leave of absence” (within the meaning of Treasury Regulation Section 1.409A-1(h)(1)), (ii) transfers among the Company or any Subsidiary, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).

(r)           “Director” means each member of the Board who is not an Employee.

(s)           “Disability” means unless otherwise specified in an Award Agreement or other written employment, consulting or services agreement between the Participant or the Company or a Subsidiary of the Company, as applicable, means “Disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4).

(t)           “Effective Date” means the date set forth in Section 29.

(u)           “Employee” means an officer or other employee of the Company or a Subsidiary of the Company, including a member of the Board who is an employee of the Company or a Subsidiary of the Company.  Neither service as a member of the Board nor payment of a director’s fee by the Company or a Subsidiary of the Company will be sufficient to constitute “employment” by such entity.

(v)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)           “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(x)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the American Stock Exchange, and the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock on the day of determination (or, if no closing sales price was reported on that date, on the last date such closing price was reported), as reported by such exchange or system or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board and the “Pink Sheets” published by the National Quotation Bureau, Inc.) or by a recognized securities dealer, its Fair Market Value will be the closing sales price for such stock or, if selling prices are not reported, its Fair Market Value will the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(y)           “Fiscal Year” means the fiscal year of the Company.

(z)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(aa)           “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(bb)           “Option” means a stock option granted pursuant to the Plan.

(cc)           “Other Stock-Based Award” means any right granted under Article 10 of the Plan.

(dd)           “Participant” means the holder of an outstanding Award.

(ee)           “Performance-Based Compensation” means compensation, including, without limitation, any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award, that is intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m).

(ff)             “Performance Measures” means measures as described in Section 11(b) on which the performance goals are based in order to qualify Awards as Performance-Based Compensation.

(gg)           “Period of Restriction” means the period during which Restricted Stock awarded under Section 7 is subject to forfeiture or repurchase, as applicable.

(hh)           “Plan” means this 2010 Equity Incentive Plan.

(ii)              “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7.

(jj)             “Restricted Stock Unit” means a right granted pursuant to Section 8 to receive the Fair Market Value of one Share upon the expiration of the applicable restriction or deferral period.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk)           “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll)              “Section 162(m)” means Section 162(m) of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(mm)          “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(nn)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(oo)           “Service Provider” means an Employee, Director or Consultant..

(pp)           “Share” means a share of the Common Stock, or such other class or kind of shares or other securities resulting from the application of Section 16.

(qq)           “Stock Appreciation Right” means an Award, granted alone or in tandem with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(rr)             “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any parent of the Company) if each of the corporations, other than the last corporation in each unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ss)           “Substitute Award” has the meaning set forth in Section 3(b).

(tt)             “Tandem SAR” has the meaning set forth in Section 9(a).

3.           Stock Subject to the Plan.

(a)           Stock Subject to the Plan.  Subject to adjustment as provided in Section 16, the maximum aggregate number of Shares that may be issued under the Plan is Seven Hundred Fifty Thousand (750,000) Shares.  Shares of Common Stock covered by an Award shall be counted as used as of the applicable date of grant.

(b)           Share Usage; Lapsed Awards; Additional Shares.  Any Shares that are subject to Awards shall be counted against the limit set forth in Section 3(a) as one Share for every one Share subject to the Award.  If any outstanding Award expires, is forfeited, cancelled, surrendered pursuant to an Exchange Program or otherwise terminated without the issuance of Shares, or is otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, surrender, expiration, termination or settlement for cash, will again become available for future grant or sale under the Plan.  Any Shares delivered to the Company, or withheld by the Company as part or full payment for the purchase price of an Award granted under this Plan or, to the extent the Administrator determines that the availability of Incentive Stock Options under the Plan will not be compromised, Shares used to satisfy the Company’s withholding obligation with respect to an Award granted under this Plan, will again be available for Awards under the Plan; provided, that any withheld Shares will continue to be counted as outstanding for purposes of determining whether an Annual Award Limit has been attained.  If the Administrator authorizes the assumption or substitution under this Plan, in connection with any merger, consolidation, acquisition of assets, property or stock, reorganization, or similar corporate transaction, of awards granted by another entity under another plan (each, a “Substitute Award”), such substitution or assumption will not (i) reduce the maximum number of Shares available for issuance under this Plan or (ii) be subject to or counted against a Participant’s Annual Award Limit.

(c)           Award Limits.

(i)           Subject to adjustment as provided in Section 16 and subject to the provisions of Sections 422 or 424 of the Code and any successor provisions, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal Seven Hundred Fifty Thousand (750,000).

(ii)           Subject to adjustment as provided in Section 16, the maximum number of Shares with respect to which any Awards denominated in Shares may be granted to any Participant in any Fiscal Year will be 150,000 Shares, and the maximum amount of cash payable and fair value of property with respect to Awards denominated in cash or property that may be granted to any Participant in any Fiscal Year will be $750,000 (each limit described in this Section 3(c)(ii) an “Annual Award Limit” and collectively, “Annual Award Limits”).

(d)           Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.           Administration of the Plan.

(a)           Procedure.

(i)           Multiple Administrative Bodies.  Different Committees may administer the Plan with respect to different groups of Service Providers.

(ii)          Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m), the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m).

(iii)         Rule 16b-3. Subject to Section 13, to the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)         Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)           to determine the Fair Market Value;

(ii)          to select the Service Providers to whom Awards may be granted hereunder;

(iii)         to determine the number of Shares to be covered by each Award granted hereunder;

(iv)         to approve forms of Award Agreements for use under the Plan;

(v)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise or purchase price, the time or times when Awards may be exercised, i.e. vesting and forfeiture dates (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)         to determine the terms and conditions of any, and to institute any Exchange Program;

(vii)        to authorize and make Substitute Awards and Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries;

(viii)       to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix)         to modify, waive or amend any terms or conditions of an Award (subject to Section 30 of the Plan), including but not limited to the discretionary authority to extend the exercisability period of Awards and to extend the maximum term of an Option;

(x)          to accelerate or waive vesting of Awards, lapsing of restrictions or deferral limitations imposed on Awards (including to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award), and exercisability of Awards;

(xi)          to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 18;

(xii)        to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xiii)       to determine of the treatment of Awards upon a Change in Control as provided in Section 16(c); and

(xiv)       to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)           No Liability.  Under no circumstances will the Company, any Subsidiary, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, any Subsidiary’s, the Administrator’s or the Board’s roles in connection with the Plan.

5.           Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Performance-Based Compensation awards may be granted to Service Providers.  Incentive Stock Options (whether or not qualified as Performance-Based Compensation) may be granted only to Employees.  Notwithstanding anything to the contrary, any Awards granted to an individual who is not a Service Provider or otherwise in error shall be void ab initio. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Administrator in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

6.           Stock Options.

(a)           Grant of Options.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers which permit a Participant to purchase from the Company a stated number of Shares at a per Share exercise price established by the Administrator.  Options will be evidenced by Award Agreements which will state the number of Shares covered by such Option.  Such Award Agreements will conform to the requirements of the Plan, and may contain such other provisions, as the Administrator deems advisable.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.  An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonstatutory Stock Option.

(b)           Term of Option.  The term of each Option will be stated in the Award Agreement, but in no event will such term be greater than five (5) years from the date of grant.

(c)           Option Exercise Price and Consideration.

(i)           Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing provisions of this Section 6(c)(i), the per Share exercise price for the Shares to be issued pursuant to the exercise of an Option that is a Substitute Award may be less than the Fair Market Value of a Share on the date of grant; provided, that such substitution complies with Applicable Laws, including, if applicable, Section 424 of the Code and/or Section 409A.

(ii)           Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)           Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) Shares otherwise issuable in connection with the exercise of the Option that are withheld by the Company; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d)           Exercise of Option.

(i)           Procedure for Exercise.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes), as authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16.

(ii)           Termination of Relationship as a Service Provider. If a Participant’s Continuous Service terminates, other than as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time frame in the Award Agreement, an Option will remain exercisable for three (3) months following such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement); provided that, except as otherwise provided in the applicable Award Agreement, if such Participant’s Continuous Service was terminated for Cause, the Award will terminate immediately upon termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will become available again for grant under the Plan.  If after termination of Continuous Service, the Participant does not exercise the vested portion of his or her Option within the time frame specified by the Administrator, the Option will terminate, and the Shares covered by such Option, to the extent not exercised, will become available again for grant under the Plan.

(iii)           Disability of Participant. If a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the termination a Participant’s Continuous Service as a result of the Participant’s Disability.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will become available again for grant under the Plan.  If after termination of Continuous Service the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will become available again for grant under the Plan.

(iv)           Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised), subject to Section 22, following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately return to the Plan and become available again for grant under the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will become available again for grant under the Plan.

7.           Restricted Stock.

(a)           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, which Shares are subject to restrictions on transfer and/or forfeiture based upon the failure to satisfy specified vesting criteria including, without limitation, the passage of time or the achievement of target levels of performance, or the occurrence of other specified events, each as determined by the Administrator.  Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by Applicable Laws.  Restricted Stock will be evidenced by Award Agreements which will specify the Period(s) of Restriction, the number of Shares of Restricted Stock subject to the Award, the purchase price, if any, of the Shares of Restricted Stock (provided, however, that any grant of Restricted Stock shall comply with any minimum consideration payment required by Applicable Laws), and the conditions under which the Restricted Stock may be forfeited to the Company, as applicable.  Such Award Agreements will conform to the requirements of the Plan, and may contain such other provisions, as the Administrator deems advisable.  Unless the Administrator determines otherwise, the Company or its outside legal counsel as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(b)           Transferability. Except as otherwise provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(c)           Other Restrictions, Terms and Conditions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of, and terms and conditions of,  Restricted Stock as it may deem advisable or appropriate.

(d)           Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(e)           Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(f)           Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise.  Notwithstanding the foregoing, any such dividends or other distributions (whether in the form of cash or Shares) will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(g)           Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be deemed forfeited to the Company and will become available again for grant under the Plan.  In addition, except as provided in the applicable Award Agreement, any Shares of Restricted Stock for which restrictions have not lapsed will be deemed forfeited to the Company upon the termination of a Participant’s Continuous Service.

(h)           Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant will be required to file promptly a copy of such election with the Company.

8.           Restricted Stock Units.

(a)           Grant.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.  Restricted Stock Units will be evidenced by Award Agreements which will specify the terms, conditions, and restrictions related to the grant.  Such Award Agreements will conform to the requirements of the Plan, and may contain such other provisions, as the Administrator deems advisable.

(b)           Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the passage of time, achievement of target levels of performance, or any other basis determined by the Administrator in its discretion.

(c)           Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)           Form and Timing of Payment.  Payment of vested Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; but in no event later than two and one-half months following the end of the year in which such Restricted Stock Units vest.  The Administrator, in its sole discretion, may settle earned Restricted Stock Units in Shares, cash of equivalent value, or a combination of both.

(e)           Cancellation.  On the date set forth in the Award Agreement, all unvested Restricted Stock Units will be deemed forfeited to the Company and will become available again for grant under the Plan.  In addition, except as provided in the Award Agreement, such portion of the Restricted Stock Unit that has not vested will be forfeited to the Company upon the termination of a Participant’s Continuous Service.

9.           Stock Appreciation Rights.

(a)           Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion, Participants, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a “Tandem SAR”).  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the number of Stock Appreciation Rights granted, the exercise price, the term, and the conditions of exercise.  Such Award Agreements will conform to the requirements of the Plan, and may contain such other provisions, as the Administrator deems advisable.

(b)           Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  Notwithstanding the foregoing, the exercise price of a Stock Appreciation Right that is a Substitute Award may be less than the Fair Market Value of a Share on the date of grant; provided, that such substitution complies with Applicable Laws, including, if applicable, Section 424(a) of the Code.  Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(c)           Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise (other than with respect to payment) also apply to Stock Appreciation Rights.

(d)           Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)           The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)           The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(e)           Tandem Stock Appreciation Rights. A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Share is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

10.           Other Stock-Based Awards.  The Administrator, in its sole discretion, may grant awards of Shares and awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares (the “Other Stock-Based Awards”), including without limitation, stock bonus awards.  In furtherance, and not in limitation, of the foregoing, Other Stock-Based Awards may be made as additional compensation for services rendered by the Service Provider or may be in lieu of cash or other compensation to which the Service Provider is entitled from the Company.  Such Other Stock-Based Awards will be in such form, and dependent on such conditions, as the Administrator will determine, including, without limitation, the right to receive Shares in the future, cash payments based in whole or in part on the value or future value of Shares, or any combination thereof.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Administrator will determine in its sole discretion to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards will be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued will be fully paid and non-assessable).  To the extent a Participant is eligible to receive dividends or other distributions (whether in the form of cash or Shares) in connection with any Other Stock-Based Award, such dividends will be subject to the same restrictions on transferability and forfeitability and  vesting criteria as the underlying Other Stock-Based Award and/or the Shares issuable thereunder.  Each Other Stock-Based Award grant will be evidenced by an Award Agreement that will specify such terms and conditions, as determined by the Administrator.  Such Award Agreements will conform to the requirements of the Plan.

11.           Performance Based Compensation.

(a)           Grant of Performance-Based Compensation. The Administrator is authorized, but is not obligated, to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are treated as “qualified performance-based compensation” within the meaning of Section 162(m).

(b)           Performance Measures. The vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of objective performance goals based on one or more of the following Performance Measures: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings or gross earnings (either before or after interest and taxes, depreciation and amortization, or before or after interest and taxes); (f) economic value-added; (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders’ equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; and (ff) new or expanded market penetration.  The foregoing criteria shall have any reasonable definitions that the Administrator may specify, which may include or exclude any or all of the following items, as the Administrator may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures.

Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries as a whole, any business unit or divisional level thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Administrator, in its sole discretion, deems appropriate. Subject to Section 162(m), the Administrator may adjust the performance goals (including to prorate goals and payments for a partial Fiscal Year) in the event of the following occurrences: (a) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies; (b) mergers and acquisitions; and (c) financing transactions, including selling accounts receivable.

(c)           Establishment of Performance Goals. No later than ninety (90) days after the commencement of a Performance Period (but in no event after twenty-five percent (25%) of such Performance Period has elapsed), the Administrator shall establish in writing: (i) the performance goals applicable to the Performance Period; (ii) the Performance Measures to be used to measure the performance goals in terms of an objective formula or standard; (iii) the formula for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (iv) the Participants or class of Participants to which such performance goals apply. The outcome of such performance goals must be substantially uncertain when the Administrator establishes the goals.

(d)           Adjustment of Performance-Based Compensation. Awards that are designed to qualify as Performance-Based Compensation may not be adjusted in a manner more favorable to a Participant.  Subject to Section 30, the Administrator shall retain the discretion to adjust such Awards in a manner less favorable to a Participant, either on a formula or discretionary basis or any combination, as the Administrator determines.

(e)           Certification of Performance. Except for Awards that pay compensation attributable solely to an increase in the value of Shares, no Award designed to qualify as Performance-Based Compensation shall be vested, credited or paid, as applicable, with respect to any Participant until the Administrator certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

(f)           Non-162(m) Performance Goals.  The Administrator may condition the grant, vesting or delivery of any Award upon the achievement of one or more performance goal(s) specified in the Award Agreement, whether or not such Award will qualify, or is designed to qualify, as Performance Based Compensation.

(g)           Interpretation. Each provision of the Plan and each Award Agreement relating to Performance-Based Compensation shall be construed so that each such Award shall be “qualified performance-based compensation” within the meaning of Section 162(m), and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded, except as otherwise determined by the Administrator.

12.           Compliance With Code Section 409A. The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A, such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the grant or realization of the benefits of any Awards.  Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Administrator may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Award. This Plan, Awards and Award Agreements granted hereunder will be interpreted at all times in such a manner that the terms and provisions of the Plan, Awards and Award Agreements are exempt from or comply with Section 409A.

13.           Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, with respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

14.           No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) will be responsible for all taxes with respect to any Awards under the Plan. The Administrator and the Company make no guarantees to any person regarding the tax treatment of Awards or payments made under the Plan.  Neither the Administrator nor the Company has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A or otherwise and none of the Company, any of its Subsidiaries, or any of their employees or representatives will have any liability to a Participant with respect thereto.

15.           Leaves of Absence; Impact on ISO Treatment.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence, notwithstanding the existence of Continuous Service.  In addition, notwithstanding the existence of Continuous Service, for purposes of each Incentive Stock Option granted under the Plan, if any sick leave, military leave or other approved “bona fide leave of absence” exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option will be treated as a Non-Qualified Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

16.           Adjustments; Dissolution or Liquidation; Change in Control.

(a)           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excluding regular cash dividends to shareholders of the Company), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be issued under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3, in each case as the Administrator, in its sole discretion, deems appropriate.

(b)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised or is not vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Change in Control.  In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, the following: (i) to provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the Company or by the surviving company or corporation, or the parent of either, with appropriate adjustments as to the number and kind of shares and prices; (ii) to provide that outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part immediately prior to, and contingent upon,  consummation of such Change in Control; (iii) upon written or electronic notice to a Participant, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time prior to the scheduled consummation of the Change in Control, or such other period as determined by the Administrator (in either case, contingent upon the consummation of the Change in Control), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; (iv) to provide for (A) the termination of an Award in exchange for an amount of cash and/or property equal to (1) with respect to vested Options at the time of the Change in Control, for each share of Common Stock subject to an outstanding Option,, the excess, if any, of the price paid per share of Common Stock in the Change in Control over the exercise price thereof (the “Option Spread”); and (2) with respect to all Awards other than Options, equal to the amount that would have been attained upon realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that that in the case of Options, the Option Spread is zero, or in the case of other Awards, no amount would have been attained upon realization of the Participant’s rights with respect to such other Awards, then such Option or Award may be terminated by the Administrator without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.  In taking any of the actions permitted under this subsection 16(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

17.           No Constraint on Corporate Action. Nothing in the Plan will be construed to (i) limit, impair, or otherwise affect the Company’s or any of its Subsidiaries’ right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company or its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

18.           Tax Withholding.

(a)           Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)           Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

19.           No Effect on Employment or Service. The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the Continuous Service of a Participant and shall not lessen or affect any right that the Company or any Subsidiary may have to terminate the Continuous Service of such Participant.  No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

20.           Waiver of Certain Claims. By participating in the Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his or her office or Continuous Service for any reason whatsoever, insofar as those rights arise or may arise from his or her ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, any determination by the Board or Administrator pursuant to a discretion contained in the Plan or any Award Agreement or the provisions of any statute or law relating to taxation.

21.           Rights as a Shareholder.  Except as otherwise provided herein or in the applicable Award Agreement, neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares covered by any Award until the Participant becomes the record holder of such Shares.

22.           Transferability of Awards.  Each Stock Option and Stock Appreciation Right granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  Each other Award granted under the Plan will not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Administrator in accordance with the Exchange Act or any other Applicable Law.  Any such purported transfer shall be void and unenforceable against the Company or any Affiliate.  Notwithstanding the foregoing, the Administrator, in its discretion, may permit the transfer, solely as gifts or pursuant to a domestic relations order during a Participant’s lifetime, of Stock Options (other than Incentive Stock Options), Stock Appreciation Right and other Awards to a Participant’s immediate family members.  For this purpose, immediate family member means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.  Any permitted transfer of Awards shall not be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  An Award exercisable after the death of a Participant may be exercised by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Award may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Award is transferred pursuant to the Participant’s will or in accordance with the applicable laws of descent and distribution.  The terms of an Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs, permitted transferees and successors of the Participant.

23.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance. The granting of Awards, the issuance of Shares under the Plan and any dispositions of Shares issued pursuant to Awards shall be subject to all Applicable Laws and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required.   In furtherance, and not in limitation of the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares prior to:

(i)           Obtaining any approvals from governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, that the Administrator determines are necessary or advisable; and

(ii)           Completion of any listing, registration or other qualification of the Shares under any Applicable Law or ruling of any governmental regulatory body that the Administrator determines to be necessary or advisable.

Notwithstanding anything contained in the Plan, the terms and conditions related to the Award, or any other agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder.  The Administrator may require any person receiving Shares pursuant to an Award or upon a subsequent disposition of such Shares, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares of Common Stock acquired by such person are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an applicable exemption under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

The restrictions contained in this Section 23(a) shall be in addition to any conditions or restrictions that the Administrator may impose pursuant to Section 23(b).

(b)           Conditions and Restrictions on Shares.  The Administrator may impose such other conditions or restrictions on any Shares received or to be received in connection with the grant or exercise of an Award, or any dispositions of Shares issued pursuant to Awards, as it may deem advisable or desirable.  These restrictions may include, without limitation, a requirement that the Participant hold the Shares received for a specified period of time.  The certificates for Shares may include any legend which the Administrator deems appropriate to reflect any conditions and restrictions applicable to such Shares.

24.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance, sale or other disposition of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or effect the sale or other disposition of such Shares as to which such requisite authority has not been obtained.

25.           Unfunded Plan. Participants will have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right will be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder will be paid from the general funds of the Company and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts.  The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

26.           Data Protection. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan.  The Company may share such information with any Subsidiary, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third party administrator or any Person who obtains control of the Company or acquires the Company, undertaking or part-undertaking which employs the Participant, wherever situated.

27.           Cancellation and Rescission of Awards for Fraud and Other Misconduct.

(a)           Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict a Participant’s rights, payments, and benefits with respect to an outstanding Award that has not yet been exercised, delivered, or otherwise settled (i) in the event of the termination of such Participant’s Continuous Service for Cause, or (ii) if, (1) in the Company’s determination that, in the reasonable judgment of the Board, the Participant has: (x) committed an act of fraud, embezzlement or misappropriation relating to the Company or a Subsidiary; (y) committed any act of unauthorized use or disclosure of confidential or proprietary information or other intellectual property or trade secrets of the Company or a Subsidiary, or common law fraud or other fraud with respect thereto, or (z) while such Participant is a Service Provider, acted in competition with the Company or otherwise committed acts adverse to the Company’s or any Subsidiary’s interest, or following termination of a Participant’s Continuous Service, has breached any material post-termination contractual obligation to the Company or a Subsidiary; including, without limitation, non-compete obligations, or (2) the Participant has been indicted for or convicted of (or entered a plea of a nolo contendere or equivalent plea), in a court of competent jurisdiction, a felony, or any misdemeanor, which misdemeanor involves material dishonesty or moral turpitude.

(b)           If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the applicable non-compliant financial document.

(c)           An Award Agreement may also specify additional events that may cause a Participant’s rights, payments and benefits with respect to an Award to be subject to reduction, cancellation, forfeiture, rescission or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an Award.

28.           Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

29.           Term of Plan. The Plan will become effective upon its adoption by the Board, which date is set forth below (the “Effective Date”); provided, that the Plan is approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company within 12 months of the Effective Date, and such approval of shareholders shall be a condition to the right of each Participant to receive any Awards hereunder.  If the shareholders fail to approve the Plan as specified hereunder, the Plan shall terminate ab initio.  Any Awards granted under the Plan prior to such approval of shareholders shall be effective as of the date of grant, but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such shareholder approval, and if the shareholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.  No Award shall be granted under the Plan on or after the ten year anniversary of the Effective Date (or such earlier date that the Plan may be terminated by the Board), but the term and exercise of Awards granted theretofore may extend beyond that date.

30.           Amendment, Modification, Suspension and Termination of Plan.  The Administrator may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 30, an “Action”) the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such Action shall be made, other than as permitted under Section 12, (i) without shareholder approval (A) if such approval is necessary to comply with any Applicable Laws, (B) if such Action increases the number of Shares available under the Plan or materially expands the class of participants eligible to participate in the Plan, to the extent shareholder approval is required for such Actions under Applicable Laws at the time such Action is taken, or (C) to the extent desired, to obtain or maintain favorable tax, exchange, or regulatory treatment (including, without limitation increases in the Annual Award Limits) for the Company and/or a Subsidiary, and (ii) without the written consent of the affected Participant, if such Action would materially diminish the rights of any Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Administrator may amend the Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary or desirable to comply with Applicable Laws, including without limitation, to satisfy the requirements of Section 162(m), Section 422 of the Code regarding “incentive stock options”, and Rule 16b-3 and to otherwise obtain or maintain any favorable tax, exchange, or regulatory treatment.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

31.           Governing Law. The Plan and each Award Agreement will be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

32.           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision will be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award will remain in full force and effect.

33.           Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

* * *

This Plan was duly adopted and approved by the Board on the 30th day of June, 2010.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this [X]

1. **The Board of Directors recommends a vote FOR all listed nominees**

	FOR ALL NOMINEES listed to the left (except as marked below to the contrary*)	WITHHOLD AUTHORITY to vote for all nominees listed to the left
NOMINEES: 01. Howard M. Siegel 02. Jack Rhian 03. Frederic S. Siegel 04. John S.T. Gallagher 05. Ronald Levin 06. Yacov Shamash 07. Gregory Fortunoff	☐	☐

***(Instruction: To withhold authority to vote for any individual nominee(s), mark "For All Nominees" and write the number(s) and name(s) of the nominee(s) for whom you wish to withhold authority on the line below.**

	FOR	AGAINST	ABSTAIN
2. To approve the American Medical Alert Corp. 2010 Equity Incentive Plan.	☐	☐	☐
3. To ratify the selection of Margolin, Winer & Evens, LLP as independent auditors of the Company for the fiscal year ending December 31, 2010.	☐	☐	☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ________________ **Signature** ________________ **Date** ________ **, 2010.**

Note: Please sign exactly as your name(s) appear(s) on this Proxy. All holders must sign. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY **PROXY**

AMERICAN MEDICAL ALERT CORP.

(Solicited on behalf of the Board of Directors)

The undersigned holder of Common Stock of AMERICAN MEDICAL ALERT CORP. (the "Company") hereby constitutes and appoints Jack Rhian and Richard Rallo and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company (the "Meeting"), to be held at Moses & Singer LLP, 405 Lexington Avenue, 12th Floor, New York, New York 10174 on Thursday, August 5, 2010 at 10:30 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and in the discretion of the Proxies upon such other matters as may properly come before the Meeting, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting. Any prior proxy is hereby revoked by the undersigned.

When this proxy is properly executed, the shares represented by this proxy will be voted in the manner directed, and in the discretion of the persons appointed as Proxies on such other matters as may properly come before the Meeting, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting. In the absence of any direction, the shares will be voted **FOR** each nominee named in Proposal No. 1, **FOR** Proposal No. 2, and **FOR** Proposal No. 3. The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Meeting.

Please complete, sign, date and return the proxy card promptly using the enclosed envelope.

(PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE)